UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
 the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

RBC BEARINGS INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

RBC Bearings Incorporated
 One Tribology Center
 Oxford, Connecticut 06478

July 27, 2011

To our Stockholders:

You are cordially invited to attend the RBC Bearings Incorporated annual meeting of stockholders at 9:00 a.m., local time, on September 7, 2011 at The Crowne Plaza, 1284 Strongtown Road, Southbury, CT 06488. The attached Notice of Annual Meeting and Proxy Statement describes all known items to be acted upon by stockholders at the meeting.

It is important that your shares are represented at the annual meeting, whether or not you plan to attend. To ensure your shares will be represented, we ask that you vote your shares using the enclosed proxy form for registered stockholders or the proxy voting instruction form for stockholders who hold shares through a broker or other nominee. If you vote by internet or telephone, it is not necessary for you to return your proxy form or voting instruction form in the mail.  Please vote your shares as soon as possible.

If you are a registered stockholder and plan to attend the annual meeting, you will be required to present the detachable bottom portion of the enclosed proxy form to gain admission. If you hold shares through a broker or other nominee, you will be required to present a current statement from that institution showing an RBC Bearings Incorporated stockholding. Please note that the document evidencing your shareholdings, to be used to gain entry to the meeting, is non-transferable.

Please vote your shares promptly and join us at the meeting.

Sincerely,

Michael J. Hartnett
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

The 2011 annual meeting of stockholders of RBC Bearings Incorporated will be held at The Crowne Plaza, 1284 Strongtown Road, Southbury, CT  06488, on Wednesday, September 7, 2011, beginning at 9:00 a.m. local time. At the meeting, the holders of the Company’s outstanding common stock will consider and vote on the following matters:

(1)	the election of one director in Class II to serve a term of one year and the election of two directors in Class III to serve a term of three years;

(2)	the ratification of the appointment of Ernst & Young LLP as our independent auditors for fiscal year 2012;

(3)	to approve the RBC Bearings Incorporated Executive Officer Performance Based Compensation Plan;

(4)	to consider a resolution regarding the stockholder advisory vote on named executive officer compensation;

(5)	to consider a resolution regarding the frequency of the stockholder advisory vote on named executive officer compensation; and

(6)	any other matter that may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on July 15, 2011 are entitled to notice of and to vote at the annual meeting and at any postponements or adjournments thereof. The directions to the meeting can be found in Appendix A of the attached proxy statement.

YOUR VOTE IS IMPORTANT:

Whether or not you expect to be present at the meeting, please vote your shares by following the instructions on the enclosed proxy card or voting instruction card.  If your shares are held in the name of a bank, broker or other recordholder, you may be able to vote by telephone or internet.  Their procedures should be described in the voting form they send you. Any person voting by proxy has the power to revoke it at any time prior to its exercise at the meeting in accordance with the procedures described in the accompanying proxy statement.

IF YOU PLAN TO ATTEND:

Please note that space limitations make it necessary to limit attendance to stockholders and one guest. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m., and seating will begin at 8:30 a.m.  Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts (“street name” holders) will also need to bring a copy of a brokerage statement reflecting stock ownership as of the record date.  Cameras (including cellular phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

By order of the Board of Directors,

Michael J. Hartnett
Chairman and Chief Executive Officer

July 27, 2011

ONE TRIBOLOGY CENTER
 OXFORD, CONNECTICUT 06478

ANNUAL MEETING OF STOCKHOLDERS

To Be Held September 7, 2011

PROXY STATEMENT

The Board of Directors (the “Board”) of RBC Bearings Incorporated (the “Company”) is soliciting proxies from its stockholders to be used at the annual meeting of stockholders to be held on Wednesday, September 7, 2011, beginning at 9:00 a.m., local time, at The Crowne Plaza, 1284 Strongtown Road, Southbury, CT 06488, and at any postponements or adjournments thereof. This proxy statement, a proxy card and the Company’s Annual Report on Form 10-K for the fiscal year ended April 2, 2011 are being mailed, or made available via the internet as described below,  to stockholders on or about July 27, 2011.  The fiscal year ended April 2, 2011 is referred to as “fiscal 2011” in this proxy statement. The fiscal year ended March 31, 2012 is referred to as “fiscal 2012” in this proxy statement.

This year, the Company is furnishing proxy materials to stockholders via the internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. The Notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report as well as how to submit your proxy over the internet.  If you received the Notice and would still like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials included in the Notice.  We plan to mail the Notice to stockholders on or about July 27, 2011.  We will also continue to mail a printed copy of this proxy statement and form of proxy to certain stockholders and we expect that mailing to also begin on or about July 27, 2011.

ABOUT THE ANNUAL MEETING
Why did I receive these materials?

We are soliciting proxies for the 2011 annual meeting of stockholders. You are receiving a proxy statement because you owned shares of our common stock on July 15, 2011 (the “Record Date”), and that entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, our Board and committees thereof, the compensation of directors and executive officers and other information that the Securities and Exchange Commission (the “SEC”) requires us to provide annually to our stockholders.

How may I obtain RBC Bearings’ 10-K and other financial information?

A copy of our 2011 Annual Report, which includes our 2011 Form 10-K, is enclosed and incorporated by reference herein.

Stockholders may request another free copy of our 2011 Annual Report, which includes our 2011 Form 10-K, from:

Corporate Secretary
 RBC Bearings Incorporated
 One Tribology Center
  Oxford, CT 06478

We will also furnish any exhibit to the 2011 Form 10-K if specifically requested. Stockholders may also find other filings with the SEC and corporate governance and other information on the investor relations page of our website at
http://investor.rbcbearings.com/.

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the accompanying Notice of Annual Meeting of Stockholders. In addition, management will be available to respond to appropriate questions from stockholders.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the annual meeting. If you were a stockholder of record on the Record Date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

How many votes do I have?

You will be entitled to one vote for each outstanding share of RBC Bearings Incorporated common stock you owned as of the Record Date on each matter considered at the meeting. As of July 15, 2011, there were 21,888,812  shares of the Company’s common stock outstanding and eligible to vote. There is no cumulative voting.

Who can attend the meeting?

Subject to space availability, all stockholders as of the Record Date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m., and seating will begin at 8:30 a.m. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

Please also note that if you hold your shares in “street name” (that is, through a broker, bank or other nominee), you will also need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk at the meeting.

Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card or, if you vote by telephone or internet, indicating your plans when prompted.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of the common stock outstanding on the Record Date will constitute a quorum, permitting the conduct of business at the meeting. As of July 15, 2011,  21,888,812  shares of common stock, representing the same number of votes, were outstanding and eligible to vote. Thus, the presence of the holders of common stock representing at least 10,944,407 votes will be required to establish a quorum.

Proxies received by the Company but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

How do I vote?

If you are a holder of record (that is, your shares are registered in your own name with our transfer agent), you can vote either in person at the annual meeting or by proxy without attending the annual meeting. We urge you to vote by proxy even if you plan to attend the annual meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your proxy will not be counted. You can vote by proxy by completing, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope.

If you hold your shares in “street name,” you must either direct the bank, broker or other record holder of your shares as to how to vote your shares, or obtain a proxy from the bank, broker or other record holder to vote at the meeting. Please refer to the voter instruction cards used by your bank, broker or other record holder for specific instructions on methods of voting, including by telephone or using the internet.

Your shares will be voted as you indicate. If you return the proxy card but you do not indicate your voting preferences, then the individuals named on the proxy card will vote your shares in accordance with the recommendations of the Board. The Board and management do not now intend to present any matters at the annual meeting other than those outlined in the Notice of the Annual Meeting of Stockholders.  Should any other matter requiring a vote of stockholders arise, stockholders returning the proxy card confer upon the individuals named on the proxy card discretionary authority to vote the shares represented by such proxy on such other matter in the manner they consider appropriate.

If you do not specify on the enclosed proxy card that is sent to the Company (or when giving your proxy over the internet or telephone) how you want to vote your shares, the proxy holders will vote them “FOR” the election of all nominees for director as set forth under Item 1, “FOR” the ratification of the appointment of the of independent auditors under Item 2,“FOR” the approval of the RBC Bearings Incorporated Executive Officer Performance Based Compensation Plan under Item 3, ”FOR” the approval of the resolution regarding the stockholder advisory vote on named executive officer compensation and “FOR” the approval of the resolution that the frequency of the stockholder advisory vote on named executive officer compensation be held every three years.

Can I change my vote after I return my proxy card?

Yes. If you are a stockholder of record, you may revoke or change your vote at any time before the proxy is exercised by filing with the Secretary of the Company a notice of revocation or a duly executed proxy bearing a later date or by attending the annual meeting and voting in person. For shares you hold beneficially in “street name,” you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares, by attending the meeting and voting in person. In either case, the powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

Who counts the votes?

Votes will be counted by employees of Broadridge Financial Solutions, Inc. (“Broadridge”) and certified by the Inspector of Election present at the meeting.  If you are a stockholder of record, your signed proxy card is returned directly to Broadridge for tabulation. If you hold your shares in “street name” through a broker, bank or other nominee, your broker, bank or other nominee will return one proxy card to Broadridge on behalf of all of its clients.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote FOR each of the proposals.

Will stockholders be asked to vote on any other matters?

To the knowledge of the Company and its management, stockholders will vote only on the matters described in this proxy statement. However, if any other matters properly come before the meeting, the persons named as proxies for stockholders will vote on those matters in the manner they consider appropriate.

What vote is required to approve each item?

Election of Directors.   Directors are elected (Item 1) by a plurality of the votes cast at the meeting. Each share of our common stock is entitled to one vote for each of the director nominees. A properly executed proxy marked “withhold authority”, with respect to the election of one or more directors, will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Approval of Independent Registered Public Accounting Firm.   The ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent auditors for fiscal 2012 (Item 2) requires the affirmative vote of the majority of the votes cast.

    Approval of the RBC Bearings Inc. Executive Officer Performance Based Compensation Plan. The approval of the RBC Bearings Inc. Executive Officer Performance Based Compensation Plan (Item 3) requires the affirmative vote of the majority of the votes cast.

    Approval of the “Say on Pay” proposal. The approval of the resolution regarding the stockholder advisory vote on named executive officer compensation in the “Say on Pay” proposal (Item 4) requires the affirmative vote of the majority of the votes cast.

Approval of the “Say on Frequency” proposal. With respect to the advisory vote on the frequency of the “Say on Pay” proposal, the frequency that receives the highest number of votes, whether or not a majority, will be considered the stockholders’ choice for the frequency of presentation of this proposal.

A properly executed proxy marked “abstain” with respect to any matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

How are votes counted?
In the election of directors, you may vote “FOR” the nominee or your vote may be “WITHHELD” with respect to the nominee. You may not cumulate your votes for the election of directors.

For the ratification of Ernst & Young LLP to serve as the Company’s independent auditors for fiscal 2012  (Item 2), the  approval of the RBC Bearings Incorporated Executive Officer Performance Based Compensation Plan (Item 3) and  the stockholder advisory vote on named executive officer compensation in the “Say on Pay” proposal (Item 4) you may vote “FOR,” “AGAINST” or “ABSTAIN.”  For the advisory vote on the frequency of the “Say on Pay” proposal (Item 5), you may vote ‘‘1 YEAR,’’ ‘‘2 YEARS,’’ ‘‘3 YEARS’’ or “ABSTAIN.”

If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.”  If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items.

If you hold your shares in “street name” through a broker, bank or other nominee rather than directly in your own name, then your broker, bank or other nominee is considered the stockholder of record, and you are considered the beneficial owner of your shares. The Company has supplied copies of its proxy materials for its 2011 annual meeting of stockholders to the broker, bank or other nominee holding your shares of record, and they have the responsibility to send these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares at the annual meeting. The broker, bank or other nominee that is the stockholder of record for your shares is obligated to provide you with a voting instruction card for you to use for this purpose. If you are a beneficial owner and your broker, bank or other nominee holds your shares in its name, the broker, bank or other nominee is permitted to vote your shares on the ratification of the appointment of Ernst & Young LLP as our independent auditor, even if the broker, bank or other nominee does not receive voting instructions from you.

If the broker, bank or other nominee does not receive voting instructions from you, your shares may constitute “broker non-votes.”  Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered present and entitled to vote on that proposal. If a quorum is present at the annual meeting, the persons receiving the greatest number of votes will be elected to serve as directors. As a result, broker non-votes will not affect the outcome of the voting on the election of directors (Item 1), the voting on  the approval of the RBC Bearings Incorporated Executive Officer Performance Based Compensation Plan (Item 3),  the stockholder advisory vote on named executive officer compensation in the “Say on Pay” proposal (Item 4) or the advisory vote on the frequency of the “Say on Pay” proposal (Item 5). Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum, but will not be considered voted with regard to or treated as present with respect to those proposals to which the broker non-votes relate. The ratification of the appointment of the Company’s independent auditors (Item 2) requires the affirmative vote of the majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on the proposal. Brokers are allowed to vote on behalf of beneficial owners without instruction on Item 2, but are not permitted to vote on any other proposals without voting instructions from you.

Shares represented by proxies which indicate that the stockholders abstain as to the election of directors or to other proposals will be treated as being present for the purpose of determining the presence of a quorum and, other than for the election of directors and  the number of votes cast with respect to each proposal. Consequently, an abstention will have the effect of a vote against with respect to proposals other than the election of directors.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Where can I find the voting results of the annual meeting?

The Company intends to announce the preliminary voting results at the annual meeting and publish the final results in its Current Report on Form 8-K which will be filed within four business days after the meeting.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders?

You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting next year, our Corporate Secretary must receive the written proposal at our principal executive offices no later than March 28, 2012. Such proposals also must comply with Rule 14a-8 of the SEC’s regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)  regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary
 RBC Bearings Incorporated
 One Tribology Center
  Oxford, CT 06478

For a stockholder proposal that is not intended to be included in our proxy statement, the stockholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of our common stock to approve the proposal and provide the information required by our by-laws and give timely notice to the Corporate Secretary in accordance with our by-laws, which, in general, require that the notice be received by the Corporate Secretary:

 Not less than 60 days prior to the next meeting, and

 Not more than 90 days prior to the next meeting.

In the event that less than 70 days’ notice or prior public announcement of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the date on which such notice of the date of the annual meeting was mailed or such public announcement was made.

How may I recommend or nominate individuals to serve as directors?

You may propose director candidates for consideration by the Board’s Nominating and Corporate Governance Committee.  Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to the Corporate Secretary at the address of our principal executive offices set forth above.

In addition, our by-laws permit stockholders to nominate directors for election at an annual stockholder meeting. To nominate a director, a stockholder must deliver timely notice of such stockholder’s intent to make such nomination in writing to the Corporate Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 60 nor more than 90 days prior to the date of the first anniversary of the previous year’s annual meeting. In the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. To be in proper form, a stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election as a director at such meeting (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder, (B) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

How may I obtain a copy of RBC Bearings’ by-law provisions regarding stockholder proposals and director nominations?

You may contact the Corporate Secretary at our principal executive offices for a copy of the relevant by-law provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Who can help answer my questions?

If you have any questions about the annual meeting or how to vote or revoke your proxy or if you need additional copies of this proxy statement or voting materials, you should contact:

Broadridge Financial Solutions, Inc.
Registered Client Services Department
C/O Robert DeRiso
51 Mercedes Way
Edgewood, NY 11717
P  631-254-1641
F  631-254-7760
robert.deriso@broadridge.com

PROPOSALS SUBMITTED FOR STOCKHOLDER VOTE

ITEM 1—ELECTION OF DIRECTORS

The Board currently is composed of five directors serving staggered three-year terms and divided into three classes: Class I currently consists of Dr. Thomas J. O’Brien, Class II consists of Richard R. Crowell and Alan B. Levine and Class III consists of Dr. Michael J. Hartnett and Dr. Amir Faghri. Class I, Class II and Class III directors will serve until our annual meetings of stockholders in 2013, 2012 and 2011, respectively. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class, and until the director’s successor is duly elected and qualified, or until the director’s resignation or removal.

Our Nominating and Corporate Governance Committee has nominated Mr. Mitchell I. Quain for election as a new Class II director and has nominated Dr. Hartnett and Dr. Faghri for re-election as Class III directors.  Our Nominating and Corporate Governance Committee reviewed the qualifications of the nominees for election to these classes, and unanimously recommended that these nominees be submitted for election or re-election to the Board. The term of the Class II directors expires in 2012.  Mr. Quain will be an additional director in Class II. The term of office of the Class III directors expires this year.  Dr. Hartnett is currently a director of RBC Bearings Incorporated and was appointed to the Board in June 1993.  Dr. Faghri is currently a director of RBC Bearings Incorporated and was appointed to the Board in July 2004. If elected at the annual meeting, the Class II nominee would serve until the 2012 annual meeting and the Class III nominees would serve in each case until the 2014 annual meeting and until their successors are duly elected and qualified, or until the director’s resignation or removal.

For a stockholder to nominate an individual for director at the 2012 annual meeting, the stockholder must follow the procedures outlined below under the caption “Stockholder Proposals and Director Nominations for the 2012 Meeting.”  Stockholders may also nominate a director to be considered by the Board for recommendation to the stockholders in the Company’s proxy statement for the 2012 annual meeting by following the procedures outlined below under the caption “Director Nominations to be Considered by the Board.”

If you sign your proxy or voting instruction card but do not give instructions with respect to voting for directors, your shares will be voted for the persons recommended by the Board. If you wish to give specific instructions with respect to voting for directors, you may do so by indicating your instructions on your proxy or voting instruction card.

If any nominee named herein for election as a director should for any reason become unavailable to serve prior to the annual meeting, the Board will, prior to the annual meeting, (i) reduce the size of the Board to eliminate the position for which that person was nominated, (ii) nominate a new candidate in place of such person and vote in favor of the new candidate all shares represented by stockholder proxies received by the Board, unless authority to vote for all candidates nominated by the Board is withheld, or (iii) leave the place vacant to be filled at a later time.

Information regarding the nominees, as of July 1, 2011, is set forth below, including his age, the period he has served on the Board and the nominee’s business experience. The information presented below for the director nominee and the directors continuing in office has been furnished to the Company by such persons.

The following paragraphs provide information as of the date of this proxy statement about each nominee for director. The information presented includes information each director has provided us about his age (as of July 1, 2011), all positions he holds, his principal occupation and business experience for the past five years and the names of other publicly-held companies for which he currently serves as a director or has served as a director during the past five years. We have also provided below information regarding additional experience, qualifications, attributes and skills that lead our Board to the conclusion that each person should serve as a director. In addition to the information set forth below, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and ability to exercise sound judgment, as well as a commitment of service to our Company and our Board.

Nominee for Election in Class II for a One-year Term Expiring at our 2012 Annual Meeting

Mitchell I. Quain has been a Partner of One Equity Partners, a private investment firm, since 2010. From 2006 to 2010, he was a Senior Director of ACI Capital Corp. From 2002 to 2005, he was Chairman of Register.Com, Inc., an internet services provider, and from 1997 to 2001 he was employed with ABN AMRO and its predecessors in several capacities including Vice Chairman. Mr. Quain has a B.S.E.E.  in electrical engineering from the University of Pennsylvania and an M.B.A. degree from the Harvard Business School and is a Chartered Financial Analyst. Previously Mr. Quain served on the Boards of publicly traded DeCrane Aircraft Holdings, Inc., Heico Corporation and Mechanical Dynamics, Inc. Mr. Quain is currently Chairman of the Board of Directors of Magnetek, Inc., a director of Titan International, Inc., and a director of Hardinge Inc. Mr. Quain's academic background, 30 years of investing experience, working knowledge of capital markets gained from his experiences as an investment banker, his knowledge and experience as a Chartered Financial Analyst and his service as a director of other publicly-traded industrial products manufacturers, will offer a valuable resource to the Board of Directors and make him an excellent candidate as a member of our Board.

Nominees for Election in Class III for a Three-year Term Expiring at Our 2014 Annual Meeting

Dr. Amir Faghri has been a director at RBC Bearings Incorporated since July 2004. Dr. Faghri has served as professor of Mechanical Engineering at the University of Connecticut since 1994. He was the Dean of the School of Engineering at the University of Connecticut from 1998-2006, and the Head of the Mechanical Engineering Department from 1994-1998. While holding such academic and administrative positions as distinguished and chair professor, department head, and Dean, Dr. Faghri authored seven books and edited volumes, more than 300 archival technical publications (including 200 journal papers), and 8 U.S. patents.  He has served as a consultant to several major research centers and corporations, including Los Alamos and Oak Ridge national laboratories, Exxon Mobil Corporation, and Intel Corporation.  Dr. Faghri's technical productivity is further complemented by his service on the editorial boards of eight scientific journals.  Dr. Faghri has received many honors and awards, including the American Institute of Aeronautics & Astronautics (AIAA) Thermophysics Award in 1988, the American Society of Mechanical Engineering (ASME) Heat Transfer Memorial Award in 1988, the ASME James Harry Potter Gold Medal in 2005, and the ASME/AIChE Max Jakob Memorial Award in 2010. Dr. Faghri received his M.S. and Ph.D. degrees from the University of California at Berkeley (1974,1976) and a B.S. with highest honors from Oregon State University (1973). As former Dean of the School of Engineering at the University of Connecticut from 1998-2006 , with financial oversight responsibilities for all engineering departments and research centers,  Dr. Faghri provides the Company with a wealth of valuable executive and engineering experience. His association with U.S. Corporations  and global academia provides the Company with valuable state of the art engineering resources and workforce development. Dr. Faghri’s depth of technology, business and financial experience make him an excellent candidate as a member of our Board.

Dr. Michael J. Hartnett has been the President and Chief Executive Officer since April 1992 and Chairman of the Board since June 1993. Prior to that, Mr. Hartnett served as President and General Manager of our Industrial Tectonics Bearings Corporation, or ITB, subsidiary from 1990, following eighteen years at The Torrington Company, one of the three largest bearings manufacturers in the U.S. While at The Torrington Company, Mr. Hartnett held the position of Vice President and General Manager of the Aerospace Business Unit and was, prior to that, Vice President of the Research and Development Division. Mr. Hartnett holds an undergraduate degree from University of New Haven, a Masters degree from Worcester Polytechnic Institute and a Ph.D. in Applied Mechanics from the University of Connecticut. Mr. Hartnett has also developed numerous patents, authored more than two dozen technical papers and is well known for his contributions to the field of tribology, the study of friction. Mr. Hartnett served as a director of Aftermarket Technology Corp., a publicly-held company in the business of re-manufacturing aftermarket components for automobiles until October 22, 2010 , and currently serves as a director of Process Fab Inc., a private company in the business of precision manufacturing and related services. Mr. Hartnett provides our Board with significant leadership and executive experience.  His proven leadership capability and his strong knowledge of the complex financial and operational issues facing mid-sized companies provides the Board with a unique and necessary perspective. Dr. Hartnett’s depth of business, operations and financial experience make him an excellent candidate as a member of our Board.

Vote Required

Directors are elected by a plurality of the votes cast at the meeting. Accordingly, Mr. Quain, Dr. Hartnett and Dr. Faghri will be elected if they receive more votes than any other nominees for a place on the Board.

The Board recommends a vote FOR the election to the Board of Directors of the nominees listed above.

  ITEM 2—THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL YEAR 2012

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for fiscal 2012, and has further directed that the Board submit the selection of Ernst & Young LLP for ratification by the stockholders at the annual meeting. During fiscal 2011, Ernst & Young LLP served as the Company’s independent registered public accounting firm and also provided certain tax services. See “Principal Accountant Fees and Services” below.

This proposal is put before the stockholders because the Audit Committee and the Board believe that it is good corporate practice to seek stockholder ratification of the Audit Committee’s appointment of the independent auditors. If the appointment of Ernst & Young LLP is not ratified, the Audit Committee will consider the stockholders’ vote when determining whether to continue the firm’s engagement, but may ultimately determine to continue the engagement of the firm or another audit firm without re-submitting the matter to stockholders. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee may in its sole discretion terminate the engagement of the firm and direct the appointment of another independent auditor at any time during the year if it determines that such an appointment would be in the best interests of our Company and our stockholders. Representatives of Ernst & Young LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Vote Required

Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2012 requires the affirmative vote of a majority of the shares of the Company’s common stock present in person or represented by proxy at the annual meeting and entitled to vote on the proposal.

The Board recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for fiscal 2012.

ITEM 3—APPROVAL OF THE EXECUTIVE OFFICER PERFORMANCE BASED COMPENSATION PLAN

What is the Executive Officer Performance Based Compensation Plan?

The Executive Officer Performance Based Compensation Plan (the “Plan”) is a plan pursuant to which executive officers selected by the Compensation Committee become eligible to receive an incentive bonus or a restricted stock grant based upon the Company’s meeting certain financial performance goals.  The Plan is intended to constitute a qualified "performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Why are you asking the stockholders to approve this plan?

The Board proposes that the stockholders approve the Plan and has directed that it be submitted to the stockholders in order to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) generally disallows a tax deduction to publicly-held companies for compensation in excess of $1,000,000 paid with respect to a company’s chief executive officer and the three most highly compensated officers (excluding the chief executive officer and the chief financial officer) employed by the company at the end of the applicable year. However, qualifying performance-based compensation will not be subject to the deduction limit if certain criteria are met. One of those criteria is that the plan under which such performance-based compensation is awarded be approved by the stockholders of the Company every five years.

The Plan was adopted by the Board on July 13, 2011 with an effective date of April 3, 2011.

The approval of the Plan by the Company’s stockholders being sought hereby is necessary to ensure that incentive bonus awards paid and restricted stock grants pursuant to the Plan will not be subject to the deduction limits under Section 162(m). Approval of the Plan by the stockholders shall be deemed specific approval of the performance measures more fully described below.

What are the material features of this plan?

Set forth below is a brief description of certain salient provisions of the Plan. This does not purport to be a complete summary of the Plan. Shareholders should review the Plan in its entirety for more detailed terms. A copy of the Plan is attached as Appendix B to this proxy statement.

Purpose.     The purpose of the Plan is to attract and retain key executives for the Company and to provide such persons with incentives and rewards for superior performance in the form of Incentive Bonus payments and Restricted Stock Grants made under the Plan which are intended to constitute qualified "performance-based compensation" for purposes of Section 162(m) of the Code of 1986.

Administration.     The Plan will be administered by the Compensation Committee or such other committee of the Board as the Board may from time to time designate (the “Committee”). The Committee will have full power and sole authority to construe, interpret, make rules for and administer the Plan and will have the exclusive right to establish management objectives and the amount of incentive bonus payable and restricted stock grants to each eligible executive upon the achievement of the specified management objectives. Interpretation and decisions of the Committee with regard to the Plan will be final and conclusive.

Participants.     Participants for a fiscal year shall be those executive officers and who are designated as participants (“Participants”) by the Committee in its sole and absolute discretion prior to the commencement of such fiscal year (or a later date if permitted by tax law). Executives eligible to participate in the Plan include the Company’s chief executive officer and any other designated executive officer of the Company that in the Committee’s judgment could, in the absence of the Plan, be paid compensation the deductibility of which, to the Company, could be limited by Section 162(m) of the Code.

Awards.  The Plan authorizes the Committee to grant incentive bonuses and restricted stock.  Incentive bonuses will consist of cash amounts determined by the Committee pursuant to the Plan.  Restricted stock grants will consist of grants of restricted stock pursuant to the Company’s 2005 Long-Term Incentive Plan determined by the Committee pursuant to the Plan.

Performance Measures.      Not later than the 90th day of each fiscal year of the Company, the Committee will establish the management objectives for each eligible executive and the amount of incentive bonus payable (or formula for determining that amount) and restricted stock grants upon full achievement of the specified management objectives.  A management objective will be the achievement of a performance measure or measures established consistent with the principals approved by the Committee and described in the Company’s Annual Proxy to Stockholders under “Compensation Discussion and Analysis”. Performance Measures for a fiscal year will be one or any combination of the following: “Cash Flow”, “Cumulative Earnings Per Share Growth”, “Customer Service Levels”, “Debt (Net Debt) to Capital”, Development of Human Resources”, “EBIT”, “EBIT Margins”, “EBITDA”, “EBITDA Margins”, “Earnings Per Employee”, “Earnings Per Share”, “Free or Excess Cash Flow”, “Free or Excess Cash Flow Per Share”, “Interest Coverage Ratio” , “Leverage Ratio”, “Net Income”, “Net Profit Margin”, “Operating Cash Flow”, “Operating Income”, “Operating Margins”, “Pre-Tax Profit”, “Pre-Tax Profit Margin”, “Profit Margin”, “Return on Capital” , “Return on Net Assets”, “Return on Total Assets”, “Return on Equity”, “Sales”, “Sales Growth”, “Sales Per Employee,” “Total Return to Stockholders”, “U.S. Gross Domestic Product”,  “Working Capital” and “Working Capital as a Percent of Net Sales” as the Committee defines them and determines from time to time with respect to such fiscal year; provided such determination would not subject any incentive award to Section 162(m) of the Code. Performance measures can also be used on a continuing operations basis instead of a total Company basis as determined by the Committee.

Committee Certification.  As soon as reasonably practicable after the end of each fiscal year of the Company, the Committee shall determine whether a management objective has been  achieved and the amount of an incentive bonus to be paid and restricted stock grants to each eligible executive for that fiscal year and will certify those determinations in writing.

Maximum Award.     An incentive bonus paid to an eligible executive under the Plan for a year cannot exceed $3,000,000 and a restricted stock grant to an eligible executive under the Plan for a year cannot exceed 100,000 shares.

 Payment and Deferral.     Subject to a valid election made by an eligible executive with respect to the deferral of all or a portion of his or her incentive bonus, incentive bonuses shall be paid and restricted stock grants made as determined by the Committee.

Effective Date; Term.  Subject its approval by the stockholders, the Plan will remain effective until the first stockholders’ meeting in 2016, subject to any further stockholder approvals (or reapprovals) mandated for performance-based compensation under Section 162(m), and subject to the right of the Board to terminate the Plan, on a prospective basis only, at any time.  The Plan will be effective as of April 3, 2011, and will be applicable for fiscal 2012 and all future fiscal years of the Company unless amended or terminated in accordance with its terms.

Amendment or Termination.  The Committee may from time to time amend the Plan in any respect or terminate the Plan in whole or in part, provided that the Committee may not thereby increase the amount of any incentive award or restricted stock grant for which performance goals have been established but which has not yet been earned or paid.

Nonexclusive.     Participation in the Plan does not exclude participants from participation in any other benefit or compensation plan or arrangement of the Company, including other bonus or incentive plans.

The cost to the Company of the incentive bonus amounts to be paid or restricted stock grants to participants cannot be determined at this time because payout of incentive bonus amounts and restricted stock grants are based on the Company’s future financial performance, the related performance measures set by the Committee and the number of participants named by the Committee. The Committee envisions that future incentive bonus amounts to be paid or restricted stock grants to participants will be consistent with the compensation and incentive programs approved by the Committee from time to time and described in the Company’s Annual Proxy to Stockholders under “Compensation Discussion and Analysis”.

What vote is required to approve this plan?

The Plan will be approved if a majority of the votes cast on this proposal are voted “FOR” approval of the Plan. Abstentions and Broker Shares that are not voted will not be included in determining the number of votes cast.

The Board of Directors recommends a vote “FOR” approval of the Executive Officer Performance Based Compensation Plan.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Number of Meetings of the Board of Directors

The Board held 4 meetings during fiscal 2011. The standing committees of the Board held an aggregate of 11 meetings during fiscal 2011. Each director attended 100% of the aggregate number of meetings of the Board and the Board committees on which he served as a director during fiscal 2011.

Attendance at Annual Meetings of the Stockholders

All directors are encouraged to attend the annual meeting of the stockholders. All directors attended the 2010 annual meeting of stockholders by teleconference.

Director Independence

Certain rules of the Nasdaq Global Select Market (“Nasdaq”) require that the Board be comprised of a majority of “independent directors,” and each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee be comprised solely of “independent directors” as defined under Nasdaq rules.

Based upon the information submitted by each of the directors, and following the recommendation of the Nominating and Corporate Governance Committee, the Board has made a determination that all of our current directors, with the exception of Mr. Hartnett satisfy the “independence” requirements of Nasdaq, SEC regulations and the Company’s Corporate Governance Guidelines. The standards for determining independence are those set forth in the Nasdaq listing standards and the Company’s Corporate Governance Guidelines.  The Company’s Corporate Governance Guidelines can be found on our website at www.rbcbearings.com.

Executive Sessions

The Company’s Corporate Governance Guidelines require the non-management directors to meet in executive sessions on a periodic basis without management. The presiding director, for purposes of leading these meetings, will be the Chairman of the Audit Committee. The non-employee members of the Board and the Audit Committee, respectively, met in executive session during three of the four  meetings held in fiscal 2011.

Communications between Stockholders and the Board

Stockholders may send communications to the Company’s directors as a group or individually, by writing to those individuals or the group at the following address: RBC Bearings Incorporated, c/o the Corporate Secretary, One Tribology Center, Oxford, CT 06478. The Corporate Secretary will review all correspondence received and will forward all correspondence that is relevant to the duties and responsibilities of the Board or the business of the Company to the intended director(s). Examples of inappropriate communication include business solicitations, advertising and communication that is frivolous in nature, relates to routine business matters (such as product inquiries, complaints or suggestions), or raises grievances that are personal to the person submitting the communication. Upon request, any director may review communication that is not forwarded to the directors pursuant to this policy.

The Board has adopted a policy for submitting concerns regarding the Company’s accounting or auditing matters. Reports may be sent to the Audit Committee through one of the following means: (1) calling the Company’s Ethics Hotline at 1-866-247-5449, which is available 24 hours per day, 365 days per year, and leaving a recorded message and (2) in writing marked Private & Confidential to the Audit Committee, RBC Bearings Incorporated, c/o the General Counsel, One Tribology Center, Oxford, CT 06478. In each case, reports will be received by the Company’s General Counsel who will forward the message to the Audit Committee. The confidentiality of all reports will be maintained to the extent consistent with law.

Committees of the Board of Directors

Our Board currently has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The composition, duties and responsibilities of these committees are described below. Committee members hold office for a term of one year. The charters for each of the committees is available on the Company’s website at www.rbcbearings.com.

Audit Committee.   The Audit Committee is responsible for (1) selecting the independent auditors, (2) approving the overall scope of the audit, (3) assisting the Board in monitoring the integrity of our financial statements, the independent accountant’s qualifications and independence, the performance of the independent accountants and our internal audit function and our compliance with legal and regulatory requirements, (4) annually reviewing an independent auditors’ report describing the auditing firms’ internal quality-control procedures, and any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, (5) discussing the annual audited financial and quarterly statements with management and the independent auditor, (6) discussing earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, (7) discussing policies with respect to risk assessment and risk management, (8) meeting separately, periodically, with management and the independent auditor, (9) reviewing with the independent auditor any audit problems or difficulties and management’s response, (10) setting clear hiring policies for employees or former employees of the independent auditors, (11) handling such other matters that are specifically delegated to the Audit Committee by the Board from time to time and (12) reporting regularly to the full Board.

Our Audit Committee currently consists of Mr. Levine, Dr. Faghri and Dr. O’Brien, each of whom satisfies the current financial literacy requirements and independence requirements for audit committee members of Nasdaq and the SEC. Our Board has determined that Mr. Levine qualifies as an “audit committee financial expert,” as such term is defined in the regulations under the Exchange Act. The Audit Committee held 5 meetings in fiscal 2011.

Compensation Committee.   The Compensation Committee is responsible for (1) reviewing key employee compensation goals, policies, plans and programs, (2) reviewing and approving the compensation of our directors, chief executive officer and other executive officers, (3) reviewing and approving employment contracts and other similar arrangements between the Company and our executive officers, (4) reviewing and consulting with the Board on the selection of the chief executive officer and evaluation of such officer’s executive performance and other related matters, (5) administration of stock plans and other incentive compensation plans, (6) approving overall compensation policies for the Company and (7) handling such other matters that are specifically delegated to the Compensation Committee by the Board from time to time. Our Compensation Committee currently consists of Messrs. Crowell, Levine and Faghri, each of whom satisfies the independence requirements of Nasdaq. The Compensation Committee held 2  meetings in fiscal 2011.

Nominating and Corporate Governance Committee.   Our Nominating and Corporate Governance Committee is responsible for: (1) evaluating the composition, size and governance of our Board and its committees and making recommendations regarding future planning and the appointment of directors to committees, (2) establishing a policy for considering stockholder nominees for election to our Board, (3) evaluating and recommending candidates for election to our Board, (4) overseeing our Board’s performance and self-evaluation process and developing continuing education programs for our directors, (5) reviewing our corporate governance principles and policies and providing recommendations to the Board regarding possible changes, and (6) reviewing and monitoring compliance with the Company’s  Code of Business Conduct and Ethics (the “Code of Ethics”) and our Insider Trading Policy. Our Nominating and Corporate Governance Committee consists of Mr. Levine, Dr. O’Brien and Dr. Faghri, each of whom satisfies the independence requirements of Nasdaq. The Nominating and Corporate Governance Committee held 2 meetings during fiscal 2011.

The Board seeks to have a diverse group of members who possess the background, skills and expertise to make a significant contribution to the Board, to the Company and its stockholders. Desired qualities include: high-level leadership experience in business or administrative activities, and significant accomplishment; breadth of knowledge about issues affecting the Company; proven ability and willingness to contribute special competencies to Board activities; personal integrity; loyalty to the Company and concern for its success and welfare; willingness to apply sound and independent business judgment; awareness of a director’s vital role in assuring the Company’s good corporate citizenship and corporate image; no present conflicts of interest; availability for meetings and consultation on Company matters; enthusiasm about the prospect of serving; willingness to assume broad fiduciary responsibility; and willingness to become a Company stockholder.

In evaluating candidates, the committee reviews all candidates in the same manner, regardless of the source of the recommendation. The policy of the Nominating and Corporate Governance Committee is to consider individuals recommended by stockholders for nomination as a director in accordance with the procedures described under “Director Nominations to be Considered by the Board.”

Corporate Governance Guidelines

The Board adopted a set of Corporate Governance Guidelines, which, among other things, sets forth the Company’s expectations and policies with respect to the roles and responsibilities of the Board, director affiliations and conflicts, director compensation, standards of director conduct, and the qualifications and other criteria for director nominees. The Nominating and Corporate Governance Committee is responsible for periodically reviewing and reassessing the adequacy of these guidelines and recommending changes to the Board for approval.

Code of Business Conduct and Ethics

The Company’s employees, officers and directors are required to abide by the Company’s Code of Ethics, which is intended to insure that the Company’s business is conducted in a consistently legal and ethical manner. The Code of Ethics covers areas of professional conduct, such as conflicts of interest, fair dealing,  the protection of confidential information and compliance with laws, regulations and rules. Any waiver of the policies or procedures set forth in the Code of Ethics in the case of officers or directors may be granted only by the Board and must be promptly disclosed as required by law or the rules and regulations of  Nasdaq.

Board Risk and Compensation Risk Oversight

The Board has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company. The Board focuses on the Company’s general risk management strategy and the most significant risks facing the Company and ensures that appropriate risk mitigation strategies are implemented by management. The Board has delegated to its various committees the oversight of risk management practices for categories of risk relevant to their functions. For example, the Audit Committee oversees risks associated with the Company’s systems of disclosure controls and internal controls over financial reporting as well as the Company’s compliance with legal and regulatory requirements as well as  risks associated with foreign exchange, insurance, credit and debt. The Corporate Governance and Nominating Committee oversees risks associated with sustainability. The Compensation Committee considers risks related to the attraction and retention of talent and risks related to the design of compensation programs and arrangements. The full Board is responsible for considering strategic risks and succession planning and receives reports from each Committee as to risk oversight within their areas of responsibility.

The Company’s senior management periodically reports on risk management policies and practices to the relevant Board Committee or to the full Board so that any decisions can be made as to any required changes in the Company’s risk management and mitigation strategies or in the Board’s oversight of these.

Finally, as part of its oversight of the Company’s executive compensation programs, the Compensation Committee considers the impact of the Company’s executive compensation program, and the incentives created by the compensation awards that it administers, on the Company’s risk profile. In addition, the Company reviews all of its compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. Based on this review, the Company has concluded that its compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company.

Board Diversity

The Company’s policy on Board diversity relates to the selection of nominees for the Board. In selecting a nominee for the Board, the Nominating and Corporate Governance Committee considers the skills, expertise and background that would complement the existing Board and ensure that its members are of sufficiently diverse and independent backgrounds, recognizing that the Company’s businesses and operations are diverse and global in nature. The Nominating and Corporate Governance Committee does not have a specific policy regarding diversity when assessing candidates for the Board, but may consider various kinds of diversity such as diversity of professional background and capabilities, knowledge of specific industries and geographic experience, as well as the more traditional diversity concepts of race, gender and national origin experience and industry diversity, when considering whether to nominate an individual for Board membership.  The Nominating and Corporate Governance Committee assesses the effectiveness of this objective when evaluating new director candidates and when assessing the composition of the Board. The Board believes it is important that its members represent diverse viewpoints and perspectives in their application of judgment to company matters.

Board Leadership Structure

The Board has no formal policy with respect to the separation of the offices of the Chairman and the Chief Executive Officer, which are currently combined. However, the Board understands that no single leadership model is right for all companies and at all times. The Board believes that it should have the flexibility to make decisions as to the Chairman position from time to time in the way that it believes will best provide effective leadership for the Company.  Accordingly, the Board periodically reviews its leadership structure, including whether these offices should be separate. The Board has determined that the current structure consisting of combined roles of Chairman and Chief Executive Officer is an effective and appropriate leadership structure for the Company at this time. All the current members of our Board are independent, except for the CEO, and all of our Board committees are composed entirely of independent directors.

To promote open discussion among the independent directors, the independent directors routinely meet in executive session without the participation of management at each regularly scheduled meeting of the Board. The Board does not have a lead independent director. The Chairman of the Audit Committee leads the sessions of the Board in which management directors and other members of management are not present.

DIRECTOR COMPENSATION

Independent members of our Board are paid $50,000 per year, payable quarterly, and are entitled to annual stock option and restricted stock grants for their services at the discretion of the Compensation Committee and upon approval of the Board. During fiscal 2011 each director was granted stock options and shares of restricted stock as indicated in the table below. In addition, the Chairs of the Compensation and Audit Committees are entitled to an additional payment of $5,000 per year. In addition, our compensation policy provides for reimbursement for reasonable out-of-pocket expenses incurred in connection with attendance at Board meetings or of any committee thereof. The Compensation Committee reviews non-employee director compensation annually and recommends changes to the Board for approval.

DIRECTOR COMPENSATION

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)

Richard Crowell	55,000	-	-	-	-	-	55,000

Dr. Amir Faghri	50,000	-	-	-	-	-	50,000

Alan B. Levine	55,000	-	-	-	-	-	55,000

Dr. Thomas J. O’Brien	50,000	-	-	-	-	-	50,000

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since April 4, 2010 we have not been a party to, nor have we currently proposed, any transaction or series of similar transactions in which the amount exceeds $120,000, and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than compensation agreements and other agreements which are described in the “Executive Compensation” section of this proxy statement. The Company’s Directors and executive officers are subject to the Company’s Code of Ethics, which requires that an employee or Director avoid placing himself or herself in a position in which his or her personal interests could interfere in any way with the interests of the Company.

We have not made payments to directors other than the fees to which they are entitled as directors (described under the heading “Director Compensation”) and the reimbursement of expenses relating to their services as directors. We have made no loans to any director or officer nor have we purchased any shares of the Company from any director or officer.

PRINCIPAL STOCKHOLDERS

The following table sets forth information known to the Company regarding beneficial ownership of the Company’s common stock, as of July 1, 2011, by each director and each of the executive officers identified in the Summary Compensation Table in the “Executive Compensation” section of this proxy statement and by all of its directors and executive officers as a group (10 persons). The table lists the number of shares and percentage of shares beneficially owned based on 23,093,026 shares of common stock outstanding as of July 1, 2011. The figures in the table assume the exercise of all stock options currently exercisable or exercisable within 60 days of July 1, 2011. Information in the table is derived from SEC filings made by such persons under Section 16(a) of the Exchange Act and other information received by the Company.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Michael J. Hartnett	737,019	3.2%
Daniel A. Bergeron	65,599	*
Thomas C. Crainer	46,570	*
Richard J. Edwards	62,352	*
Thomas J. Williams	16,693	*
Richard R. Crowell	50,360	*
Dr. Amir Faghri	13,600	*
Alan B. Levine	11,600	*
Dr. Thomas J. O’Brien	15,100	*
All directors and executive officers as a group (10 persons)	1,030,406	4.5%

*                   Less than one percent

(1)
Unless otherwise indicated and subject to community property laws where applicable, the individuals and entities named in the table above have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. In calculating the number of shares beneficially owned by an individual or entity and the percentage ownership of that individual or entity, shares underlying options and warrants held by that individual or entity that are either currently exercisable or exercisable within 60 days from July 1, 2011 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other individual or entity.

The following table sets forth each stockholder which, as of July 1, 2011, is known by us to be the beneficial owner of more than 5% of our common stock. Information in the table is derived from SEC filings made by such persons pursuant to Section 13 of the Exchange Act and other information received by the Company. Except as indicated in the footnotes to this table, the entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Prudential Financial Inc., Jennison Associates LLC	1,981,337	(a)	8.6%
466 Lexington Ave New York, NY 10017

T. Rowe Price Associates, Inc.	1,720,960	(b)	7.5%
Baltimore, MD 21202-1009

Lord, Abbett & Co. LLC	1,243,449	(c)	5.3%
90 Hudson Street
Jersey City, NJ 07302

(a)
A filing of Form 13F with the SEC dated May 13, 2011, by Prudential Financial Inc. / Jennison Associates LLC indicated that it has or shares voting or investment power over 1,981,337  shares of the Company’s outstanding common stock.

(b)
A filing of Form 13F  with the SEC dated May 13, 2011, by T. Rowe Price Associates, Inc. indicated that it has or shares voting or investment power over 1,720,960 shares of the Company’s outstanding common stock.

(c)
A filing of Form 13F with the SEC dated May 13, 2011, by Lord, Abbett & Co. LLC indicated that it has or shares voting or investment power over 1,243,449 shares of the Company’s outstanding common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s executive officers, directors and greater than 10% owners file reports of ownership and changes of ownership of the Company’s common stock with the SEC and Nasdaq. Based on a review of ownership reports filed with the SEC during fiscal 2011, the Company believes that all Section 16(a) filing requirements were met during the year.

Executive Officers and Directors

The following table sets forth information concerning our directors and executive officers as of July 1, 2011. Each director is elected for a three-year term or until such person’s successor is duly elected and qualified.

Name	Age	Positions
Michael J. Hartnett	65	Chairman, President and Chief Executive Officer
Daniel A. Bergeron	51	Vice President, Chief Financial Officer and Assistant Secretary
Thomas C. Crainer	53	Vice President and General Manager
Richard J. Edwards	55	Vice President and General Manager
Thomas J. Williams	59	Corporate General Counsel & Secretary
Thomas Burigo	59	Corporate Controller
Richard R. Crowell	56	Director
Dr. Amir Faghri	60	Director
Alan B. Levine	67	Director
Dr. Thomas J. O’Brien	63	Director
Mitchell I Quain	59	Nominee for Director

Michael J. Hartnett has been the President and Chief Executive Officer since April 1992 and Chairman of the Board since June 1993. Prior to that, Mr. Hartnett served as President and General Manager of our Industrial Tectonics Bearings Corporation, or ITB, subsidiary from 1990, following eighteen years at The Torrington Company, one of the three largest bearings manufacturers in the U.S. While at The Torrington Company, Mr. Hartnett held the position of Vice President and General Manager of the Aerospace Business Unit and was, prior to that, Vice President of the Research and Development Division. Mr. Hartnett holds an undergraduate degree from University of New Haven, a Masters degree from Worcester Polytechnic Institute and a Ph.D. in Applied Mechanics from the University of Connecticut. Mr. Hartnett has also developed numerous patents, authored more than two dozen technical papers and is well known for his contributions to the field of tribology, the study of friction. Mr. Hartnett served as a director of Aftermarket Technology Corp., a publicly-held company in the business of re-manufacturing aftermarket components for automobiles until October 22, 2010, and currently serves as a director of Process Fab Inc., a private company in the business of precision manufacturing and related services. Mr. Hartnett provides our Board with significant leadership and executive experience.  His proven leadership capability and his strong knowledge of the complex financial and operational issues facing mid-sized companies provides the Board with a unique and necessary perspective.

Richard R. Crowell has been a director since June 2002 and chairman of the Compensation Committee since August 2005. Mr. Crowell is currently a Partner with Vance Street Capital LLC, a private equity investment firm he founded in 2007.  Previously he was a partner of Aurora Capital Group, a private equity investment firm he co-founded in 1991. Prior to establishing Aurora in 1991, Mr. Crowell was a partner of Acadia Partners, a New York-based investment fund. From 1983 to 1987, he was a Managing Director, Corporate Finance for Drexel Burnham Lambert. He serves on the Board of Visitors for the UCLA Anderson School of Management. Mr. Crowell is a director of Process Fab Inc., SEMICOA Corporation, MCSC and Klune Industries. All are private companies in the business of precision manufacturing and related services. Mr. Crowell earned an M.B.A. from UCLA’s Anderson School and a B.A. from the University of California, Santa Cruz. .  Mr. Crowell brings broad business, financial and executive leadership experience to the Board, developed through his leadership roles at Vance Street Capital LLC, Aurora Capital Group LLC, Acadia Partners and Drexel Burnham Lambert. He has extensive experience with a number of precision manufacturing and aerospace companies.  In addition,  Mr. Crowell’s experience in private investment enables him to bring a valuable investor’s view to our Board and his relationships across the financial community strengthens the Company’s access to capital markets. His board memberships provide deep understanding of trends in the precision manufacturing and aerospace sectors, both of which present ongoing challenges and opportunities for the Company.  Mr. Crowell’s depth of business, operations and financial experience make him an excellent candidate as a member of our Board.

Dr. Amir Faghri has been a director at RBC Bearings Incorporated since July 2004. Dr. Faghri has served as professor of Mechanical Engineering at the University of Connecticut since 1994. He was the Dean of the School of Engineering at the University of Connecticut from 1998-2006, and the Head of the Mechanical Engineering Department from 1994-1998. While holding such academic and administrative positions as distinguished and chair professor, department head, and Dean, Dr. Faghri authored seven books and edited volumes, more than 300 archival technical publications (including 200 journal papers), and 8 U.S. patents.  He has served as a consultant to several major research centers and corporations, including Los Alamos and Oak Ridge national laboratories, Exxon Mobil Corporation, and Intel Corporation.  Dr. Faghri's technical productivity is further complemented by his service on the editorial boards of eight scientific journals.  Dr. Faghri has received many honors and awards, including the American Institute of Aeronautics & Astronautics (AIAA) Thermophysics Award in 1988, the American Society of Mechanical Engineering (ASME) Heat Transfer Memorial Award in 1988, the ASME James Harry Potter Gold Medal in 2005, and the ASME/AIChE Max Jakob Memorial Award in 2010. Dr. Faghri received his M.S. and Ph.D. degrees from the University of California at Berkeley (1974,1976) and a B.S. with highest honors from Oregon State University (1973). As former Dean of the School of Engineering at the University of Connecticut from 1998-2006, with financial oversight responsibilities for all engineering departments and research centers, Dr. Faghri provides the Company with a wealth of valuable executive and engineering experience. His association with U.S. companies and global academia provides the Company with valuable state of the art engineering resources and workforce development. Dr. Faghri’s depth of technology, business and financial experience make him an excellent candidate as a member of our Board.

Alan B. Levine has been a director and chairman of our Audit Committee since October 2005. Mr. Levine served as Chief Financial Officer and Director of Virtual Access Networks, Inc. (2001 to 2002) and Chief Financial Officer and Treasurer of Marathon Technologies Corporation (1998 to 2001). He was also a member of the Board of Directors and Audit Committee Chair of MCK Communications before the company’s merger in November 2003. Prior to this, Mr. Levine was with Ernst & Young LLP from 1974 to 1998, and was Partner from 1986 to 1998, where he established and directed an Entrepreneurial Services practice. From January 2007 until July, 2011, he served as Vice President and Chief Financial Officer of the Graduate Management Admission Council.  He is currently retired.  He is a former Director and Audit Committee Chair of Nextera Enterprises, Inc.. Mr. Levine earned a Bachelor of Arts degree from the University of Vermont. He also holds a Master of Accounting degree from the University of Arizona and was a certified public accountant. As chairman of our Audit Committee Mr. Levine has demonstrated that he is valuable to the Audit Committee’s function. He is the Company’s designated "audit committee financial expert" as defined by SEC regulations.  Mr. Levine brings to the Board extensive demonstrated expert knowledge and experience in accounting and finance from his Master of Accounting degree and as a former partner with Ernst & Young LLP and former Chief Financial Officer.  This knowledge and experience gives Mr. Levine a perspective that he is able to use to help the Audit Committee and Board understand the highly technical issues management confronts on a daily basis and to serve as a critical resource for management. Mr. Levine’s depth of business, accounting and financial experience make him an excellent candidate as a member of our Board.

Dr. Thomas J. O’Brien has been a director and Audit Committee member since February 2006. Dr. O’Brien has served as a professor at the University of Connecticut since 1986 and as the Head of the Finance Department from 1999 until 2007. Prior to this, Dr. O’Brien held positions at the University of North Carolina—Chapel Hill, Duke University, University of North Carolina—Charlotte and Florida State University. In addition to Dr. O’Brien’s distinguished career as a professor, he has also written several books and has co-authored numerous papers and articles covering topics in finance. Dr. O’Brien earned a Bachelor of Arts degree in Economics from Davidson College. He received his MBA from the University of Pennsylvania and holds a PhD in Finance from the University of Florida. When he was elected as a director, Dr. O'Brien had established an impressive academic record in finance, and was Head of the Finance Department at the University of Connecticut. Dr. O’ Brien provides the Company with a wealth of valuable academic finance knowledge and executive experience.  His continuing association with the University of Connecticut provides the Company and the Audit Committee with a valuable state of the art finance resource.

Set forth below is information concerning our nominee who is not a current director.

Mitchell I. Quain has been a Partner of One Equity Partners, a private investment firm, since 2010. Mr. Quain’s contract with One Equity Partners will terminate December 31, 2011. From 2006 to 2010, he was a Senior Director of ACI Capital Corp. From 2002 to 2005, he was Chairman of Register.Com, Inc., an internet services provider, and from 1997 to 2001 he was employed with ABN AMRO and its predecessors in several capacities including Vice Chairman. Mr. Quain has a B.S.E.E. in electrical engineering from the University of Pennsylvania and an M.B.A. degree from the Harvard Business School and is a Chartered Financial Analyst. Previously Mr. Quain served on the Boards of publicly traded DeCrane Aircraft Holdings, Inc., Heico Corporation and Mechanical Dynamics, Inc. Mr. Quain is currently Chairman of the Board of Directors of Magnetek, Inc., a director of Titan International, Inc., and a director of Hardinge  Inc. Mr. Quain's academic background, 30 years of investing experience, working knowledge of capital markets gained from his experiences as an investment banker, his knowledge and experience as a Chartered Financial Analyst and his service as a director of other publicly-traded industrial products manufacturers, will offer a valuable resource to the Board and make him an excellent candidate as a member of our Board.

Set forth below is information concerning our executive officers who are not directors.

Daniel A. Bergeron joined us in May 2003 as Vice President, Finance. On August 5, 2003, he was appointed Vice President and Chief Financial Officer and Secretary. From November 2002 through May 2003, he served as Vice President and Chief Financial Officer of Allied Healthcare International, Inc., a publicly-held provider of healthcare staffing services. Mr. Bergeron served as Vice President and Chief Financial Officer at Paragon Networks International, Inc., a telecommunications company, from June 2000 to October 2002. From April 1998 to February 2000, he served as Vice President and Chief Financial Officer of Tridex Corporation, a publicly-held software company. From July 1987 to March 1998, Mr. Bergeron held various financial reporting positions with Dorr-Oliver Inc., an international engineering and manufacturing company, including Vice President and Chief Financial Officer from 1994 to March 1998. Mr. Bergeron holds a B.S. in Finance from Northeastern University and a M.B.A. from the University of New Haven.

Thomas C. Crainer joined us in 1986 as Plant Manager at the ITB division in California and was promoted to General Manager in 1995 and Vice President and General Manager in 2008. In 2000, Mr. Crainer became General Manager for RBC Schaublin. In 2003, he returned to the U.S. to assume additional responsibilities for our Heim Bearings, Engineered Component and Aircraft Products facilities. He had previously been employed for six years at TRW Bearing in Falconer, NY as Manufacturing Supervisor, Production Control Manager and Manufacturing Manager. He received an undergraduate degree in Business Administration from St. Bonaventure University and in 1991 he received an M.B.A. from the University of Phoenix.

Richard J. Edwards joined us as Manufacturing Manager for the Hartsville, South Carolina facility in 1990. After holding the positions of Plant Manager for the Hartsville Plant, and Director of Operations for the RBC Divisions, he was named Vice President and General Manager for the RBC Divisions in 1996. Prior to joining us, Mr. Edwards spent six years with the Torrington Company as Materials Manager, and later Plant Superintendent in the Tyger River plant. He holds a Bachelor of Science degree in Management from Arizona State University.

Thomas J. Williams joined us as Corporate General Counsel and Secretary in May 2006. From April 2001 through May 2006, he served as Assistant General Counsel of Ingersoll-Rand Company, a publicly-held manufacturing company. Mr. Williams was a member of the law firm of Pepe & Hazard LLP and was with the firm from February 1999 to April 2001. From February 1998 to February 1999, Mr. Williams was engaged in the private practice of law and financial planning. From August 1981 to February 1998, Mr. Williams served as Director of International Taxes and subsequently as Associate General Counsel and Assistant Secretary for The Stanley Works a publicly-held manufacturing company. From October 1973 to August 1981 Mr. Williams was employed by the Internal Revenue Service in Boston and New York as an Internal Revenue Agent and International Examiner. Mr. Williams holds a B.S.B.A. in Accounting from Stonehill College and a J.D. from Suffolk University and was a licensed certified public accountant.

Thomas M. Burigo joined us as Manager of Accounting in 2003. He was promoted to Director of Accounting in 2005 and to Corporate Controller in 2006. From 1999 through 2002, he was employed by BrandDirect Marketing, Inc. as Director of Financial Reporting. Mr. Burigo had previously been employed for 10 years by Caldor Corporation, a publicly-held discount retail chain, holding various accounting and financial reporting positions. He holds a Bachelor of Arts degree in Mathematics from Boston College, an M.B.A in Accounting from Iona College and is a licensed certified public accountant.

There are no family relationships between any of our directors or executive officers.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation Committee has responsibility for determining the compensation of the Company’s Chief Executive Officer (the “CEO”) and for the review and approval of the CEO’s recommendations regarding the compensation of other executive officers. The Compensation Committee also has the sole authority to retain and terminate any executive compensation consultants engaged to provide advice to the Compensation Committee in discharging its responsibilities and to retain other professional advisors, when necessary or appropriate. All goals and objectives and related compensation decisions regarding executive officers other than the CEO are determined in discussion with, and are based upon the recommendation of, the CEO, who is in the best position to initially assess performance. The Compensation Committee does not delegate any of this authority discussed above to any other person or persons.

The Compensation Committee evaluates the CEO’s performance, and makes all determinations regarding compensation of the CEO, including the review and approval of corporate goals and objectives related to the CEO’s compensation and evaluating the performance of the CEO in light of agreed upon goals and objectives and in accordance with the CEO’s July 1, 2005 Employment Agreement and April 4, 2010 Employment Agreement.

The Compensation Committee, in consultation with the Board, the CEO and senior management, also has the authority to develop and approve the Company’s executive compensation philosophy, including the balance between or mix of base salaries, cash and equity-based incentive compensation and other compensation components for the CEO and other executive officers. The Compensation Committee also makes recommendations to the full Board with respect to the compensation of directors for service on the Board.

Compensation Objectives and Philosophy

The Company’s compensation program is designed to reward executives based on favorable performance and results.  Compensation policies and plans (including benefits) are designed to attract and retain top quality and experienced executives by providing the opportunity to earn competitive cash compensation based on corporate, business unit and individual performance, plus the opportunity to accumulate stock-based wealth commensurate with the long-term growth and value created for the Company’s  stockholders.

The Company seeks to attract executive talent by offering competitive base salaries and annual and long-term performance incentive opportunities.  The Company provides incentives that promote both the short and long-term financial and strategic objectives of the Company. Achievement of short-term objectives is rewarded through base salary and annual performance incentives, while long-term incentive grants (primarily stock options and restricted stock) encourage executives to focus on and align themselves with the Company’s long-term goals as well. These incentives are based on financial objectives of importance to the Company, including revenue and earnings growth and creation of stockholder value. The Company’s compensation program also accounts for individual performance, which enables the Company to differentiate among executives and emphasize the link between personal performance and compensation.

The Compensation Committee compares the Company’s senior management compensation levels with those of a peer group of companies in industries related to the Company and similar-size companies in the bearings industry.

The companies in such peer group of companies are:

Bucyrus International Inc.
Circor International Inc
Ducommun Inc.
Flow International Corp.
Foster (LB) Co.
Franklin Electric Co. Inc.
GSI Group Inc.
Hardinge Inc.
Heico Corp.
Intermagnetics General Corp.
Kaydon Corp.
MKS Instruments Inc.
Newport Corp.
NN Inc.
Rofin Sinar Technologies Inc.
Twin Disc Inc.

In addition, the Compensation Committee and senior management periodically review the effectiveness and competitiveness of the Company’s executive compensation structure with the assistance of independent consultants. Such consultants generally report directly to the Compensation Committee; however, senior management has engaged, and may in the future engage, compensation consultants, subject to Compensation Committee approval and oversight.

The key elements of executive compensation are base salary, annual performance incentive awards and long-term incentive awards. The Compensation Committee targets the base salary element to deliver compensation to each executive and all executives as a group within the mid-level range of compensation for persons having similar responsibilities at companies in the comparison group.  The Compensation Committee targets the annual performance incentive awards and long-term incentive awards elements to deliver compensation to each executive and all executives as a group that exceeds industry average ranges of compensation for persons having similar responsibilities at companies in the comparison group based on an assessment of performance by the CEO.  Based on the last competitive compensation assessment conducted by compensation consultants for the Company, such incentive awards were targeted at the 60th percentile of industry average ranges in the aggregate as a group.

Compensation Program Components

The Compensation Committee regularly reviews and updates the Company’s compensation program for the CEO and other executive officers to ensure that compensation levels and benefits are competitive and reasonable using the guidelines described above. The particular elements of the compensation program for the CEO and other executive officers are set forth in more detail below.

Base Salaries

The base salary of the CEO is determined in accordance with the CEO’s July 1, 2005 and April 4, 2010 Employment Agreements. The Compensation Committee annually reviews and approves the CEO’s recommendations with respect to base salaries of other executive officers. In the case of the other executive officers, the CEO and Compensation Committee take into account the results achieved by the individual executive officer, his or her future potential, scope of responsibilities and experience and competitive salary practices.  Base salary levels for the other executive officers are primarily determined by the CEO and approved by the Compensation Committee at levels the CEO and Compensation Committee deem appropriate to attract and retain the level of competence necessary for the position. Annually, thereafter, base salaries for the other executive officers are determined by an assessment of the individual executive officer’s sustained performance, the impact of such performance on the results of the Company, and such salary’s competitive relationship to industry and market level considerations within the ranges the Compensation Committee considers reasonable and necessary for that executive officer position.

Annual Incentive Compensation Plan

Under the Company’s annual incentive compensation plan, the Company pays performance-based annual incentive awards, the details of which are disclosed in the SUMMARY COMPENSATION table below, focused on matching rewards with results.

In the case of the CEO, and in accordance with the CEO’s July 1, 2005and  April 4, 2010 Employment Agreements, the CEO is entitled to an annual performance bonus equal to (x) a percentage of the CEO’s base salary determined at the discretion of the Board of Directors if the percentage of the Company’s actual EBITDA to plan is less than ninety percent and (y) an amount ranging up to two hundred percent of the CEO’s base salary if the percentage of the Company’s actual EBITDA to plan is one hundred ten percent or higher.

The Vice President and Chief Financial Officer, is eligible for an annual performance bonus targeted to equal fifty percent of his base salary. The bonus is  determined at the discretion of the CEO if the percentage of the Company’s actual EBITDA to plan is less than ninety percent and can reach up to one hundred twenty five percent of the targeted annual performance bonus if the percentage of the Company’s actual EBITDA to plan is one hundred five percent or higher.

In the case of executive officers in charge of operating segments, for the Company’s 2008 fiscal year and beyond, each is eligible for a cash incentive bonus targeted to equal sixty percent of base salary. The targeted percentage is made up of three elements: (1) thirty percent of base salary upon achieving one hundred percent of the established annual revenue and profit plan, with a minimum threshold of more than eighty percent of plan, and an opportunity to earn up to sixty percent of base salary if the achievement is equal to one hundred and twenty percent of plan; (2) up to fifteen percent of base salary based on year to year revenue growth achievement in excess of that percentage equal to two times U.S. Gross Domestic Product; and (3) up to fifteen percent of base salary, at the discretion of the CEO, upon achievement of acceptable customer service levels, development of human resources and the Company’s overall performance.

Other executive officers are entitled to an annual performance bonus targeted to equal a percent of their base salary determined at the discretion of the CEO based on the Company’s overall performance and the individual’s performance.

Long-Term Equity Incentive Program

The Company’s 2005 Long-Term Incentive Plan provides for grants of stock options, restricted stock and other types of equity awards for executive officers and other key managers. The objectives of the 2005 Long-Term Incentive Plan are to align management and stockholder long-term interests by creating a strong and direct long-term relationship between executive compensation and stockholder returns. The Compensation Committee strongly believes that by providing those individuals who have substantial responsibility for the management and growth of the Company with an opportunity to increase their ownership of Company common stock, the best interests of stockholders, executive officers and key managers are more closely aligned. If equity incentives are to be awarded to executive officers, the grant is based upon the perceived incentive that grant will provide and the benefits that the grant may have on long-term stockholder value. The determination of the number of shares granted is based upon the level and contribution of the employee. Our directors, executive officers and certain other employees are eligible for grants under the plan. The purpose of the plan is to provide these individuals with incentives to maximize stockholder value and otherwise contribute to our success and to enable us to attract, retain and reward the best available persons for positions of responsibility.

The Compensation Committee generally provides that  equity incentives vest over a period of three to five years which increases the long-term aspect of these awards. As a result of the extended vesting schedule, the dollar value of these stock-based incentives can appreciate to substantial amounts since there is a longer time period for the Company stock price to appreciate. Further, the Compensation Committee believes that the extended vesting of equity incentives also promotes retention and spreads compensation expense over a longer term. This expense is amortized over the vesting period of the equity incentive subject to the provisions of Financial Accounting Standard (FAS) 123(R) (now Accounting Standards Codification (ASC) 718). Because the Company’s tax deduction is based on the fair market value at the time restrictions lapse, the after-tax cost of this program can be very favorable to the Company based on future appreciation of Company common stock.

Stock Options

Executives (including the executive officers) receive nonqualified stock options that:

•	have an exercise price equal to the fair market value of common stock on the date of grant;

•	typically vest over a three to five-year period in equal amounts each year; and

•	expire seven years after the date of grant.

Under accounting rules, the value of the stock options at the time of grant is expensed over the vesting period in the year the options are earned. When executives exercise stock options, they are taxed at ordinary income tax rates (subject to withholding) and the Company receives a corresponding tax deduction.

Restricted Shares

Executives (including certain executive officers) receive restricted shares that typically vest over a three to five year period in equal amounts each year.

Under accounting rules, the grant date fair value is expensed over the service/vesting period based on the shares that are earned. The executives are generally taxed at ordinary income tax rates (subject to withholding) when the shares vest, and the Company receives a corresponding tax deduction.

As of the end of the Company’s 2011 fiscal year, there remained 610,728 shares available for issuance as restricted shares under the 2005 Long-Term Incentive Plan.

For further information regarding Base Salary, Annual Incentive and the Long-Term Equity Incentive Program for the CEO and certain other executive officers, see ”Summary Compensation” below.

Retirement Plans

The Company does not maintain any pension programs for the benefit of the CEO or other executive officers. The Company has a defined contribution plan under Section 401(k) of the Code for all of its employees not covered by a collective bargaining agreement. The CEO and other executive officers are entitled to participate in this 401(k) plan on the same terms and conditions as all other eligible employees subject to a 5% of eligible employee compensation participation limit for highly compensated employees. The plan is funded by eligible participants through employee contributions and by the Company through matching contributions equal to 30% of the first 6% of eligible employee compensation. These employee matching contributions were suspended by the Company on January 1, 2009 and reinstated on April 4, 2010 by the Company through matching contributions equal to 10% of the first 3.5% of eligible employee compensation.

Supplemental Executive Retirement Plan

To attract and retain highly qualified senior management executives, the Company has adopted a Supplemental Executive Retirement Plan (the “SERP”) effective September 1, 1996.. The SERP is a nonqualified supplemental pension plan for executives selected by the CEO that provides pension benefits in excess of those provided by the Company’s 401(k) plan discussed above. The SERP allows eligible employees to elect to defer, until termination of their employment, the receipt of up to twenty five percent of their current compensation. The Company makes contributions equal to fifty percent of the deferral amount, up to seven percent of the employees’ annual compensation, which vests in full after three years of service. The SERP was amended in August 2008, allowing eligible employees to defer up to 75% of their current salary and up to 100% of bonus compensation. Also, the vesting period was reduced to one year of service.

The matching contributions were suspended by the Company on January 1, 2009 and reinstated on April 1, 2011 by the Company through matching contributions equal to 25% of the first 7% of eligible employee compensation.

Employment Agreements

On July 1, 2005, the Company entered into an employment agreement with Dr. Michael J. Hartnett, in connection with his appointment as President and CEO of the Company.  A copy of the agreement is filed as Exhibit 10.19 to Amendment No. 4 to the Form S-1 Registration Statement dated August 8, 2005.   On April 22, 2010 the Company entered into a new Employment Agreement with Dr. Michael J. Hartnett, effective April 4, 2010, pursuant to which Dr. Hartnett continued to be employed as President, Chief Executive Officer and Chairman of the Board. The new Employment Agreement replaced the July 1, 2005 Employment Agreement, has a two year initial term with automatic annual renewals thereafter, is substantially similar to his current Employment Agreement and provides for (i) the continuation of his current base salary and annual performance bonus formula based on the Company’s performance in relation to an approved operating plan; and (ii) an amended change in control provision consistent with those provisions previously approved for other Executive Officers of the Company and discussed under “Change-in-Control Compensation Agreement”. A copy of the April 4, 2010 new Employment Agreement is filed as Exhibit 10.19 to Current Report on Form 8-K dated April 26, 2010. No other executive officers have employment agreements and are employed “at will”.

Perquisite Programs

The Company’s executive officers are eligible to participate in the Company’s broad-based benefit programs, including health, disability and life insurance, and relocation programs. The perquisites provided to the CEO are set forth in Schedule A to the CEO’s July 1, 2005 Employment Agreement and the April 4, 2010 new Employment Agreement. Certain named executive officers may also receive certain Company- provided perquisites including, reimbursement of certain personal expenses, a leased vehicle or a vehicle allowance. These items are intended to provide those executives with a competitive perquisite program. For further information regarding specific perquisites provided to the named executive officers, see “Summary Compensation” below.

 Change-in-Control Compensation Agreements

Change-in-control compensation agreements generally protect income for key executives who would likely be involved in decisions regarding and/or successful implementation of merger/acquisition activity and who are at risk for job loss if a takeover occurs. We believe it is in the best interests of the Company and its stockholders to have such an agreement with our CEO and other executive officers in order (i)  for the Board to be able to receive and rely upon the executive’s advice and counsel as to the best interests of the Company and its stockholders without concern that they might be distracted or influenced by the personal uncertainties and risks created by merger and/or acquisition proposals or threats, and (ii) to encourage them to remain with the Company and to continue to devote full attention to the Company’s business.

The April 4, 2010 Employment Agreement with Michael J. Hartnett provides that in the event of his termination of employment due to a Change-in-control of the Company, he will generally be entitled to a payment equal to 2.5 times his annual base salary plus 2.5 times his target incentive compensation in effect at termination.

On February 1, 2010,   the Company entered into Change in Control Letter Agreements with Daniel A. Bergeron, Thomas M. Burigo, Thomas C. Crainer, Richard J. Edwards, and Thomas J. Williams. Each Change in Control Letter Agreement entitles the executive to severance benefits if his employment with the Company is terminated under certain circumstances within 24 months after a change in control of the Company.  The amount of severance will generally be equal to 150% of the executive’s annual base salary plus 150% of the executive’s target incentive compensation in effect at termination.  In addition, each executive will be entitled to a pro-rata annual bonus for the year in which his termination of employment occurs and to continue participating in the Company’s welfare benefit programs for up to 18 months following his termination of employment.  The Change in Control Letter Agreements also commit the executives to remain employed with the Company in the event of a tender or exchange offer and includes a non-compete covenant for 12 months following the executive’s termination of employment due to a change in control.

The form of the Change in Control Letter Agreement entered into with each of the named executives is attached as Exhibit 10.1 to Form 10-Q filed February 1, 2010.

In addition, the restricted stock grants and stock options owned by Michael J. Hartnett and the other executive officers, contain change-in-control provisions. If a holder of these restricted stock grants or stock options ceases to be an employee because he or she is terminated without cause (as defined in the 2005 Long-Term Incentive Plan) within 18 months after a change-in-control (as defined in the 2005 Long-Term Incentive Plan ), all then unvested restricted stock and stock options shall vest on the date the holder ceases to be an employee. In addition, if there is a change-in-control of the Company or similar event, the Compensation Committee may, in its discretion, provide for the lapsing of restrictions on a participant’s restricted stock and the vesting of stock options on such terms and conditions as it deems appropriate.

Compensation Committee Policy Regarding Compliance with Section 162 (m) of the Code

Section 162(m) of the Code precludes a public corporation from taking a deduction for compensation in excess of $1 million in any taxable year for its chief executive officer or any of its four other highest paid executive officers, unless certain specific and detailed criteria are satisfied.

The Compensation Committee considers the anticipated tax treatment to the Company and the executive officers in its review and establishment of compensation programs and payments. The deductibility of some types of compensation payments can depend upon the timing of an executive’s vesting or exercise of previously granted rights. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond the Compensation Committee’s control also can affect deductibility of compensation. For these and other reasons, the Compensation Committee has determined that it will not necessarily seek to limit executive compensation to that deductible under Section 162(m) of the Code.

Incentive bonus payments and restricted stock grants paid or awarded by the Company up until fiscal year 2010 were exempt from the deduction limitations under Section 162(m) pursuant to exceptions set forth in the Regulations issued pursuant to Section 162(m). The Company is requesting approval in Item 3 to address the future deductibility of incentive bonus and restricted stock grants as discussed in such Item 3.

The Compensation Committee will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, consistent with its compensation policies and as determined to be in the best interests of the Company and its stockholders.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee for fiscal 2011 were Richard R. Crowell, Alan B. Levine and Amir Faghri. No member of the Compensation Committee was at any time during fiscal 2011 or at any other time an officer or employee of the Company, and no member had any relationship with the Company requiring disclosure as a related-party transaction in the section “Certain Relationships and Related Transactions” of this proxy statement. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Board or the Compensation Committee during fiscal 2011.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis. Based on that review and discussion, the members of the Compensation Committee identified below recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

The Compensation Committee of the Board of RBC Bearings Incorporated

Richard R. Crowell (Chairman)
Alan B. Levine
Dr. Amir Faghri

SUMMARY COMPENSATION
								Change in
								Pension Value
								and
								Nonqualified
						Non-Equity		Deferred
				Stock	Option	Incentive Plan		Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation		Earnings	Compensation		Total
Name and Principal Position	Year	($)	($)	($)	($)	($)		($)	($)		($)
(a)	(b)	(c)(1)	(d)(2)	(e)(3)	(f)(3)	(g)(4)		(h)	(i)		(j)

Michael J. Hartnett	2011	727,304	500,000	826,000	-	-	(10)	-	65,384	(5)	2,118,688
	2010	643,580	-	568,250	846,000	-		-	31,483	(5)	2,089,313
	2009	668,156	-	509,250	767,000	830,142		-	48,887	(5)	2,823,435

Daniel A. Bergeron	2011	278,231	-	-	-	-	(10)	-	1,522	(6)	279,753
	2010	248,200	-	68,190	169,200	50,000		-	6,000	(6)	541,590
	2009	260,000	-	61,110	153,400	90,000		-	20,930	(6)	585,440

Thomas C. Crainer	2011	268,385	-	-	-	-	(10)	-	7,165	(7)	275,550
	2010	240,986	-	68,190	211,500	50,000		-	6,647	(7)	577,323
	2009	255,000	-	61,110	191,750	114,750		-	19,423	(7)	642,033

Richard J. Edwards	2011	255,077	-	-	-	-	(10)	-	7,494	(8)	262,571
	2010	230,320	-	68,190	169,200	25,000		-	7,417	(8)	500,127
	2009	245,000	-	61,110	153,400	50,000		-	16,432	(8)	525,942

Thomas J. Williams	2011	215,677	-	-	-	-	(10)	-	-	(9)	215,677
	2010	194,465	-	34,095	84,600	45,000		-	-	(9)	358,160
	2009	206,625	-	30,555	76,700	45,000		-	2,402	(9)	361,282

(1)	Column (c) includes amounts deferred by the officer pursuant to a 401(k) Plan.

(2)
Bonus for fiscal 2011 was paid pursuant to an employment agreement dated April 4, 2010. Bonuses for fiscal 2010 and fiscal 2009 were paid under the Company’s incentive compensation plan and are reflected in column (g).

(3)
The amounts in columns (e) and (f) represent the fair market value on the date of grant of restricted shares and non qualified stock options granted each year. For additional information on the valuation assumptions regarding the restricted stock and stock option awards, refer to Note 16 to our financial statements for fiscal 2011 included in the Company’s Annual Report on Form 10-K filed with the SEC on May 27, 2011.

(4)
The amounts in column (g) consist of annual cash bonuses earned in fiscal 2011, fiscal 2010 and fiscal 2009 and paid in the following fiscal year under the Company’s incentive compensation plan. See also note (10) below. For fiscal 2009, Mr. Crainer’s and Mr. Edwards’ bonus includes the maximum earned portion under element (3) of their bonus formula based on a subjective evaluation of performance by the CEO. For fiscal 2010, Mr. Crainer’s bonus includes 55% of the maximum earned portion under element (3) of his bonus formula based on a subjective evaluation of performance by the CEO. For fiscal 2010, Mr. Edwards’ bonus includes 65% of the maximum earned portion under element (3) of his bonus formula based on a subjective evaluation of performance by the CEO.

(5)
Consists of a leased vehicle of $3,024 in fiscal 2011, $1,483 in fiscal 2010 and $2,278 in fiscal 2009, healthcare expense reimbursements of $12,360 in fiscal 2011 and $16,609 in fiscal 2009 and reimbursement of personal expenses per Mr. Hartnett’s employment agreements of $50,000 in fiscal 2011 and $30,000 in fiscal 2010 and fiscal 2009.

(6)
Consists of a leased vehicle of $1,522 in fiscal 2011, a vehicle allowance of $6,000 in fiscal 2010 and fiscal 2009, employer match contributed to Mr. Bergeron’s SERP account of $12,024 in fiscal 2009 and employer match contributions to Mr. Bergeron’s 401(k) account of $2,906 in fiscal 2009.

(7)
Consists of Company-paid life insurance premiums of $1,120 in fiscal 2011, $783 in fiscal 2010 and fiscal 2009, a leased vehicle of $1,783 in fiscal 2011, $1,343 in fiscal 2010 and $1,204 in fiscal 2009, healthcare expense reimbursements of $4,262 in fiscal 2011, $4,521 in fiscal 2010 and $4,968 in fiscal 2009, employer match contributed to Mr. Crainer’s 401(k) account of $598 in fiscal 2009 and employer match contributed to Mr. Crainer’s SERP account of $11,870 in fiscal 2009.

(8)
Consists of Company-paid life insurance premiums of $1,805 in fiscal 2011, fiscal 2010 and fiscal 2009, a leased vehicle of $5,689 in fiscal 2011, $5,612 in fiscal 2010 and $5,230 in fiscal 2009, employer match contributed to Mr. Edwards’ 401(k) account of $3,209 in fiscal 2009 and employer match contributed to Mr. Edwards’ SERP account of $6,188 in fiscal 2009.

(9)	Consists of employer match contributed to Mr. Williams’ 401(k) account of $2,402 in fiscal 2009.

(10)	Cash bonuses for fiscal 2011, if any, will be determined at the next meeting of Compensation Committee scheduled for October 2011.

GRANTS OF PLAN-BASED AWARDS
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards					Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Stock Option Awards
	Grant	Threshold	Target		Maximum		Threshold	Target	Maximum
Name	Date	($)	($)		($)		(#)	(#)	(#)	(#)(8)	(#)	($/Sh)(8)	($)(9)

Michael J. Hartnett	-	(1)	762,693	(2)	1,525,386	(3)	-	-	-	-	-	-	-
	4/22/2010	-	-		-		-	-	-	25,000	-	-	826,000

Daniel A. Bergeron	-	(4)	146,250	(5)	182,813	(6)	-	-	-	-	-	-	-

Thomas C. Crainer	-	-	169,500	(7)	-		-	-	-	-	-	-	-

Richard J. Edwards	-	-	160,200	(7)	-		-	-	-	-	-	-	-

Thomas J. Williams	-	-	90,000	(10)	-		-	-	-	-	-	-	-

(1)
Under the Annual Incentive Compensation Plan, if the target is not met, the amount of the award is at the discretion of the Board of Directors. For fiscal 2011 the Company EBITDA performance was equal to 118.5% of plan.

(2)	Equals 100% of base salary (90% to 99.9% of EBITDA to plan).

(3)	Equals 200% of base salary (110% or greater of EBITDA to plan). (The payout would equal 150% of base salary if the Company achieves 100% to 109.9% of EBITDA to plan).

(4)	If the target is not met, the amount of the award is at the discretion of the CEO.

(5)	Equals 50% of base salary (90% to 104.9% of EBITDA to plan).

(6)	Equals 125% of target (105% or higher of EBITDA to plan).

(7)
Target is 60% of base salary.  The targeted percentage is made up of three elements: (1) thirty percent of base salary upon achieving one hundred percent of the established annual revenue and profit plan, with a minimum threshold of more than eighty percent of plan and an opportunity to earn up to sixty percent of base salary if the achievement is equal to one hundred and twenty percent of plan; (2) up to fifteen percent of base salary based on year to year revenue growth achievement in excess of that percentage equal to two times U.S. Gross Domestic Product; and (3) up to fifteen percent of base salary, at the discretion of the CEO, upon achievement of acceptable customer service levels, development of human resources and the Company’s overall performance. For fiscal 2010, Mr. Crainer’s bonus includes 55% of the  maximum earned portion under element (3) based on a subjective evaluation of performance by the CEO. For fiscal 2010, Mr. Edwards’ bonus includes 65% of the  maximum earned portion under element (3) based on a subjective evaluation of performance by the CEO.

(8)	Awarded under the 2005 Long-Term Equity Incentive Program.

(9)	Awarded under the 2005 Long-Term Equity Incentive Program. The Grant Date Fair Value of restricted stock awards is based on the grant date closing price of $33.04.

(10)	Target is 40% of base salary. The actual amount is determined at the discretion of the CEO based on the Company’s overall performance and the individual’s performance.

The following descriptions of our equity plans and employment agreements with Mr. Hartnett is necessary to an understanding of the Summary Compensation Table and Grants of Plan Based Awards Table above.

Mr. Hartnett Employment Agreement

On July 1, 2005, we entered into an employment agreement with Mr. Hartnett. Under the terms of the employment agreement, Mr. Hartnett was employed as our Chief Executive Officer. On April 22, 2010 the Company entered into a new Employment Agreement with Mr. Hartnett, effective April 4, 2010, pursuant to which Mr. Hartnett will continue to be employed as President, Chief Executive Officer and Chairman of the Board. The new Employment Agreement replaces the July 1, 2005 Employment Agreement.  Mr. Hartnett’s new Employment Agreement has a two year initial term with automatic annual renewals thereafter.

Mr. Hartnett’s current employment agreement provides for a base salary effective April 4, 2010 of $60,531 per month.   Mr. Hartnett’s base salary is subject to an automatic annual increase effective December 1 of each year in a percentage amount equal to the greater of (i) five percent (5%) or (ii) the percentage change in the consumer price index for the prior year. Mr. Hartnett’s base salary as of July 1, 2011 is equal to $63,558 per month. Mr. Hartnett is also entitled to an annual performance bonus with respect to each fiscal year during which he remains an employee in an amount determined as a percentage of Mr. Hartnett’s base salary, based on the amount by which our performance exceeds (or fails to meet) EBITDA targets in an operating plan. Upon signing the current employment agreement, Mr. Hartnett was provided with a $500,000 retention payment and 25,000 share restricted stock grant.

Mr. Hartnett’s current employment agreement also contains non-competition provisions prohibiting Mr. Hartnett from competing against us during the term of the employment agreement and for two years thereafter without our prior written consent. Mr. Hartnett is also entitled to certain additional benefits (beyond those generally available to our employees) including medical and hospitalization insurance and additional life insurance. We are also required to maintain an apartment in Los Angeles for use by Mr. Hartnett while on business.

1998 Stock Option Plan

Effective February 18, 1998, we adopted the RBC Bearings Incorporated (f/k/a Roller Bearing Holding Company, Inc.) 1998 Stock Option Plan. The terms of the 1998 option plan provide for the grant of options to purchase up to 8,413,900 shares of common stock to officers and employees of, and consultants (including members of the Board) to the Company and our subsidiaries. Options granted may be either incentive stock options (under Section 422 of the Code) or non-qualified stock options. The 1998 option plan is to be administered by our Board or a committee to which the Board delegates its responsibilities. As of July 1, 2011, there were no outstanding options. The 1998 Stock Option Plan has been frozen and no additional stock options will be awarded pursuant to the plan.

The exercise price of options granted under the 1998 option plan was determined by our Board, but in no event was less than 100% of the Fair Market Value (as defined in the 1998 option plan) of the common stock on the date of grant. Options granted under the 1998 option plan may be exercised during the period set forth in the agreement pursuant to which the options are granted, but in no event more than ten years following grant.

The 1998 Stock Option Plan provides that the number of shares for which outstanding options shall be exercisable, and the exercise price thereof, shall be adjusted upon the happening of stock dividends, stock splits, recapitalizations and certain other capital events regarding our Company or the common stock. Upon any merger, consolidation or combination where shares of common stock are converted into cash, securities or other property, outstanding options shall be converted into the right to receive upon exercise the consideration as would have been payable in exchange for the shares of common stock underlying such options had such options been exercised prior to such event.

Options granted under the 1998 option plan are not transferable by the holders thereof except by the laws of descent and distribution. Our Board has the right to establish such rules and regulations concerning the 1998 option plan and to make such determinations and interpretations of the terms thereof as it deems necessary or advisable.

2001 Stock Option Plan

The RBC Bearings Incorporated (f/k/a Roller Bearing Holding Company, Inc.) 2001 Stock Option Plan was adopted in fiscal 2002 and amended and restated on October 24, 2003. The terms of the 2001 option plan provide for the grant of options to purchase up to 1,008,553 shares of common stock to officers and employees of, and consultants (including members of our Board) to, the Company and our subsidiaries selected by the CEO to participate in the plan. Options granted may be either incentive stock options (under Section 422 of the Code) or non-qualified stock options. The 2001 option plan, which expires in July 2011, is to be administered by our Board or a committee to which the Board delegates its responsibilities. As of July 1, 2011, there were outstanding options to purchase 107,300 shares of common stock granted under the 2001 option plan, all of which were exercisable. The 2001 Stock Option Plan has been frozen and no additional stock options will be awarded pursuant to the plan.

The exercise price of options granted under the 2001 option plan was determined by the Board, but in no event was less than 100% of the Fair Market Value (as defined in the 2001 option plan) of the common stock on the date of grant. Options granted under the 2001 option plan may be exercised during the period set forth in the agreement pursuant to which the options are granted, but in no event more than ten years following grant.

The 2001 Stock Option Plan provides that the number of shares for which outstanding options shall be exercisable, and the exercise price thereof, shall be adjusted upon the happening of stock dividends, stock splits, recapitalizations and certain other capital events regarding our Company or the common stock. Upon any merger, consolidation or combination where shares of common stock are converted into cash, securities or other property, outstanding options shall be converted into the right to receive upon exercise the consideration as would have been payable in exchange for the shares of common stock underlying such options had such options been exercised prior to such event.

Options granted under the 2001 option plan are not transferable by the holders thereof except (1) by the laws of descent and distribution, (2) transfers to members of any holder’s immediate family (which for purposes of the 2001 option plan shall be limited to the participant’s children, grandchildren and spouse), (3) to one or more trusts for the benefit of such family members, or (4) to partnerships or limited liability companies in which such family members and/or trusts are the only partners or members; provided, that options may be transferred pursuant to sections (2) through (4) hereof only if the option expressly so provides, or as otherwise approved by the CEO or the Board in their discretion. Our Board has the right to establish such rules and regulations concerning the 2001 option plan and to make such determinations and interpretations of the terms thereof as it deems necessary or advisable.

 2005 Long-Term Equity Incentive Plan

We adopted our 2005 Long-Term Incentive Plan effective upon the completion of our initial public offering in August 2005. The plan provides for grants of stock options, stock appreciation rights, restricted stock and performance awards. Our directors, officers and other employees and persons who engage in services for us are eligible for grants under the plan. The purpose of the plan is to provide these individuals with incentives to maximize stockholder value and otherwise contribute to our success and to enable us to attract, retain and reward the best available persons for positions of responsibility.

2,939,170 shares of our common stock were authorized for issuance under the plan, subject to adjustment in the event of a reorganization, stock split, merger or similar change in our corporate structure or the outstanding shares of common stock. Of this amount, 683,502 options were awarded to Mr. Hartnett at the time of our initial public offering in August 2005 at the offering price of $14.50 per share and the remainder was reserved for grants to our employees and directors at the discretion of our Compensation Committee.  . During fiscal 2009, the Company issued an additional 198,500 options and 43,500 restricted stock grants. During fiscal 2010, the Company issued an additional 363,000 options and 41,000 restricted stock grants.  During fiscal 2011, the Company did not issue additional stock options or restricted stock grants.  As of July 1, 2011, the 2005 Long-Term Incentive Plan had 796,078 stock options or other equity awards available for issuance. We may grant shares of restricted stock to our employees and directors in the future under the plan. Our Compensation Committee administers the plan. Our Board also has the authority to administer the plan and to take all actions that the Compensation Committee is otherwise authorized to take under the plan. The terms and conditions of each award made under the plan, including vesting requirements, will be set forth consistent with the plan in a written agreement with the grantee.

Stock Options.   Under the plan, the Compensation Committee or the Board may award grants of incentive stock options and other non-qualified stock options. The Compensation Committee also has the authority to grant options that will become fully vested and exercisable automatically upon a change in control. The Compensation Committee may not, however, award to any one person in any calendar year options to purchase common stock equal to more than 10% of the total number of shares authorized under the plan (other than the initial award to Mr. Hartnett discussed above), and it may not award incentive stock options first exercisable in any calendar year whose underlying shares have a fair market value greater than $100,000 determined at the time of grant.

The Compensation Committee will determine the exercise price and term of any option in its discretion, provided that, the exercise price may not be less than 100% of the fair market value of a share of common stock on the date of grant. In the case of any incentive stock option, the option must be exercised within 10 years of the date of grant. The exercise price of an incentive stock option awarded to a person who owns stock constituting more than 10% of our voting power may not be less than 110% of such fair market value on such date and the option must be exercised within five years of the date of grant.

Restricted Stock.   Under the plan, the Compensation Committee may award restricted stock, subject to the conditions and restrictions, and for the duration that it determines in its discretion. 610,728 of the 796,078 shares available for issuance are available to be used for restricted stock awards.

Stock Appreciation Rights.   The Compensation Committee may grant stock appreciation rights, or SARs, subject to the terms and conditions contained in the plan. Under the plan, the exercise price of a SAR must equal the fair market value of a share of our common stock on the date the SAR was granted. Upon exercise of a SAR, the grantee will receive an amount in shares of our common stock equal to the difference between the fair market value of a share of common stock on the date of exercise and the exercise price of the SAR, multiplied by the number of shares as to which the SAR is exercised.

Performance Awards.   The Compensation Committee may grant performance awards contingent upon achievement of set goals and objectives regarding specified performance criteria, over a specified performance cycle. Awards may include specific dollar-value target awards, performance units, the value of which is established at the time of grant, and/or performance shares, the value of which is equal to the fair market value of a share of common stock on the date of grant. The value of a performance award may be fixed or fluctuate on the basis of specified performance criteria. A performance award may be paid out in cash and/or shares of common stock or other securities.

Amendment and Termination of the Plan.   The Board may amend or terminate the plan in its discretion, except that no amendment will become effective without prior approval of our stockholders if such approval is necessary for continued compliance with the performance-based compensation exception of Section 162(m) of the Code or any stock exchange or Nasdaq listing requirements. If not previously terminated by the Board, the plan will terminate on the tenth anniversary of its adoption.

On March 29, 2006, we accelerated vesting with respect to all outstanding options and warrants under our existing stock option plans. Such acceleration was approved by our Board. As of July 1, 2011, there were 1,669,902 outstanding stock options, 1,114,423 of which were exercisable.

The Company does not have an established quantitative formula to determine the number of shares of stock options and/or restricted shares granted to each named executive officer. The grants are based on the Compensation Committee’s subjective evaluation based on an understanding and assessments of each individual named executive officer and a comparison to the competitive market for executive compensation. The factors taken into consideration by the Compensation Committee with respect to grants to named executive officers of stock options and/or restricted shares include the named executive’s responsibilities, experience level, retention risk, tenure, job performance and achievement of short-term and long-term goals.

The Compensation Committee typically reviews approval of equity grants on an annual fiscal year basis. The timing of the meeting is scheduled to allow the Compensation Committee to review prior year performance and assemble all necessary information. Grants are generally scheduled to follow release of earnings for the applicable quarter. The date is not selected or changed to increase the value of stock option awards for executives or directors.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	OPTION AWARDS						STOCK AWARDS
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	(#)	(#)		(#)	($)		(#)		($)(1)	(#)	($)
Name	Exercisable	Unexercisable

Michael J. Hartnett	533,502	-		-	14.50	8/10/2015	-		-	-	-
	40,000	-		-	22.66	7/12/2013	-		-	-	-
	60,000	40,000	(2)	-	31.91	2/12/2015	-		-	-	-
	66,667	33,333	(3)	-	20.37	11/11/2015	-		-	-	-
	20,000	80,000	(4)	-	22.73	11/16/2016	-			-	-
	-	-		-	-	-	10,000	(17)	388,600	-	-
	-	-		-	-	-	8,333	(18)	323,820	-	-
	-	-		-	-	-	16,667	(26)	647,680	-	-
	-	-		-	-	-	25,000	(27)	971,500	-	-

Daniel A. Bergeron	24,000	6,000	(5)	-	22.66	7/12/2013	-		-	-	-
	12,000	8,000	(6)	-	31.91	2/12/2015	-		-	-	-
	13,333	6,667	(7)	-	20.37	11/11/2015	-		-	-	-
	4,000	16,000	(8)	-	22.73	11/16/2016	-		-	-	-
	-	-		-	-	-	1,000	(19)	38,860	-	-
	-	-		-	-	-	1,200	(20)	46,632	-	-
	-	-		-	-	-	1,000	(21)	38,860	-	-
	-	-		-	-	-	2,000	(22)	77,720	-	-

Thomas C. Crainer	-	4,000	(9)	-	22.66	7/12/2013	-		-	-	-
	15,000	10,000	(10)	-	31.91	2/12/2015	-		-	-	-
	16,667	8,333	(11)	-	20.37	11/11/2015	-		-	-	-
	5,000	20,000	(12)	-	22.73	11/16/2016	-		-	-	-
	-	-		-	-	-	1,000	(19)	38,860	-	-
	-	-		-	-	-	1,200	(20)	46,632	-	-
	-	-		-	-	-	1,000	(21)	38,860	-	-
	-	-		-	-	-	2,000	(22)	77,720	-	-

Richard J. Edwards	12,500	-		-	12.00	7/1/2012	-		-	-	-
	16,000	4,000	(9)	-	22.66	7/12/2013	-		-	-	-
	7,200	4,800	(13)	-	31.91	2/12/2015	-		-	-	-
	13,333	6,667	(7)	-	20.37	11/11/2015	-		-	-	-
	4,000	16,000	(8)	-	22.73	11/16/2016	-		-	-	-
	-	-		-	-	-	1,000	(19)	38,860	-	-
	-	-		-	-	-	800	(23)	31,088	-	-
	-	-		-	-	-	1,000	(21)	38,860	-	-
	-	-		-	-	-	2,000	(22)	77,720	-	-

Thomas J. Williams	6,000	4,000	(14)	-	31.91	2/12/2015	-		-	-	-
	6,667	3,333	(15)	-	20.37	11/11/2015	-		-	-	-
	2,000	8,000	(16)	-	22.73	11/16/2016	-		-	-	-
	-	-		-	-	-	500	(24)	19,430	-	-
	-	-		-	-	-	1,000	(25)	38,860	-	-

(1)
These amounts are based on a price per share of $38.86, the closing sales price for a share of our common stock on the last business day of fiscal 2011 (April 1, 2011) as quoted by the Nasdaq National Market.

(2)	These options vest as follows: 20,000 on February 12, 2012 and 20,000 on February 12, 2013.

(3)	These options vest as follows: 33,333 on November 11, 2011.

(4)	These options vest as follows: 20,000 on November 16, 2011, 20,000 on November 16, 2012, 20,000 on November 16, 2013 and 20,000 on November 16, 2014.

(5)	These options vest as follows: 6,000 on July 12, 2011.

(6)	These options vest as follows: 4,000 on February 12, 2012, and 4,000 on February 12, 2013.

(7)	These options vest as follows: 6,667 on November 11, 2011.

(8)	These options vest as follows: 4,000 on November 11, 2011, 4,000 on November 11, 2012, 4,000 on November 16, 2013 and 4,000 on November 16, 2014.

(9)	These options vest as follows: 4,000 on July 12, 2011.

(10)	These options vest as follows: 5,000 on February 12, 2012, and 5,000 on February 12, 2013.

(11)	These options vest as follows: 8,333 on November 11, 2011.

(12)	These options vest as follows: 5,000 on November 16, 2011, 5,000 on November 16, 2012, 5,000 on November 16, 2013 and 5,000 on November 16, 2014.

(13)	These options vest as follows: 2,400 on February 12, 2012, and 2,400 on February 12, 2013.

(14)	These options vest as follows: 2,000 on February 12, 2012, and 2,000 on February 12, 2013.

(15)	These options vest as follows: 3,333 on November 11, 2011.

(16)	These options vest as follows: 2,000 on November 16, 2011, 2,000 on November 16, 2012, 2,000 on November 16, 2013 and 2,000 on November 16, 2014.

(17)	These restricted stock awards vest as follows: 5,000 on February 12, 2012 and 5,000 on February 12, 2013.

(18)	These restricted stock awards vest as follows: 8,333 on November 11, 2011.

(19)	These restricted stock awards vest as follows: 1,000 on July 12, 2011.

(20)	These restricted stock awards vest as follows: 600 on February 12, 2012 and 600 on February 12, 2013.

(21)	These restricted stock awards vest as follows: 1,000 on November 11, 2011.

(22)	These restricted stock awards vest as follows: 1,000 on November 16, 2011 and 1,000 on November 16, 2012.

(23)	These restricted stock awards vest as follows: 400 on February 12, 2012 and 400 on February 12, 2013.

(24)	These restricted stock awards vest as follows: 500 on November 11, 2011.

(25)	These restricted stock awards vest as follows: 500 on November 16, 2011 and 500 on November 16, 2012.

(26)	These restricted stock awards vest as follows: 8,334 on November 16, 2011 and 8,333 on November 16, 2012.

(27)	These restricted stock awards vest as follows: 8,333 on April 4, 2011, 8,334 on April 4, 2012 and 8,333 on April 4, 2013.

OPTION EXERCISES AND STOCK VESTED

	OPTION AWARDS		STOCK AWARDS
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name	(#)	($)	(#)	($)(1)

Michael J. Hartnett	-	-	21,667	768,478

Daniel A. Bergeron	-	-	3,600	120,816

Thomas C. Crainer	28,500	545,617	3,600	120,816

Richard J. Edwards	7,500	216,000	3,400	113,404

Thomas J. Williams	25,000	377,600	1,000	34,990

(1)	The fair market value was based on the closing price of our common stock on the date of vesting.

NON-QUALIFIED DEFERRED COMPENSATION

	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End
Name	($)(1)	($)(2)	($)(3)	($)	($)

Michael J. Hartnett	-	-	1,226	(727,257)	386,912

Daniel A. Bergeron	14,437	-	26,558	(13,931)	188,795

Thomas C. Crainer	17,444	-	9,103	(176,074)	189,709

Richard J. Edwards	14,503	-	4,006	(133,296)	76,308

Thomas J. Williams	18,247	-	270	-	123,053

(1)	These amounts represent contributions made by each individual to the SERP. These amounts are included in the “Salary” column for each individual in the Summary Compensation Table.

(2)	These amounts represent contributions made by the Company to the SERP. These amounts are included in the “All Other Compensation” column for each individual in the Summary Compensation Table.

(3)	These amounts consist of appreciation (depreciation) and earnings (loss) on such individual’s account under the SERP.

Supplemental Retirement Plan

Effective September 1, 1996, we adopted a non-qualified supplemental retirement plan, or SERP, for a select group of executive officers and management employees designated by our CEO. The SERP allows eligible employees to elect to defer until termination of their employment the receipt of up to 25% of their current salary. Until January 1, 2010 when the Company match was suspended, the Company made contributions equal to the lesser of 50% of the deferrals or 3.5% of the employee’s annual salary, which vest in full after three years of service following the effective date of the SERP. The match was reinstated on April 1, 2011 by the Company through matching contributions equal to 25% of the first 7% of eligible employee compensation. The SERP was amended in August 2008, allowing eligible employees to defer up to 75% of their current salary and up to 100% of bonus compensation. Also, the vesting period was reduced to one year of service.

Accounts are paid, either in a lump sum or installments, upon retirement, death or termination of employment. Accounts are generally payable from our general assets. Employees’ rights to receive payments are subject to the rights of our creditors.

POTENTIAL PAYMENTS UPON CHANGE-IN-CONTROL OR TERMINATION

The table below summarizes the executive benefits and payments that would have been due to the CEO and other executive officers upon termination in connection with a change-in-control or termination of employment occurring on April 2, 2011, which in the case of Mr. Hartnett are based on the provisions of his current Employment Agreement and in the case of the other Executive Officers are based on their change-in-control letter agreements.

CHANGE IN CONTROL

Benefits and Payments Upon Change-in- Control	Named Executive Officers
	Michael J. Hartnett (1)(2)	Daniel A. Bergeron(5)	Thomas C. Crainer(5)	Richard J. Edwards(5)	Thomas J. Williams(5)
Base salary	$1,906,733	$438,750	$423,750	$400,500	$337,500
Incentive compensation plans payments	10,401,735	1,007,558	1,136,745	1,005,870	527,685
Other payments	42,691	48,160	47,079	50,008	45,226
Stock options vested and value upon termination (3)	2,184,727	534,153	541,477	446,153	190,667
Restricted stock vested and value upon termination (4)	2,331,600	202,072	202,072	186,528	58,290
Total	$16,867,486	$2,230,693	$2,351,123	$2,089,059	$1,159,368

(1)
On April 22, 2010, the Company entered into an employment agreement with Michael J. Hartnett, effective April 4, 2010, pursuant to which Mr. Hartnett will continue to be employed as President, CEO and Chairman of the Board of Directors of the Company.  The employment agreement with Michael J. Hartnett provides that in the event of his termination of employment due to a change-in-control of the Company, he will generally be entitled to payment of his base salary and pro rata bonus through the date of termination, a severance payment of 250% of his base salary, annual bonus and annual equity awards and the continuation of certain benefits set forth in his employment agreement.

(2)
The actual amount of the incentive compensation plans payment is assumed to be equal to 150% of base salary for the applicable fiscal year, in accordance with Mr. Hartnett’s employment agreement, as well as equity grants equal to those awarded in the previous year.

(3)	All unvested stock options granted to the named executive officers would vest upon a change-in-control.

(4)	All restrictions associated with restricted stock grants would lapse upon a change of control.

(5)
The other named executive officers, in the event of a change-in-control, will generally be entitled to payment of their base salary and pro rata bonus through the date of termination, a severance payment of 150% of their base salary, annual bonus and annual equity awards and the continuation of certain benefits set forth in their change-in-control agreements.

TERMINATION

The following summarizes executive benefits and payments that would have been due the CEO upon termination of employment other than due to a change-in-control occurring on April 2, 2011 . No other executive officer has an employment agreement with the Company providing for payments to them upon termination of employment other than due to a change-in-control.

Benefits and Payments Upon Termination	Named Executive Officer
Michael J. Hartnett
Death or Disability/Without Cause (1)
Base salary	$775,405
Incentive bonus payments	1,525,386
Other payments	216,624
Stock options vested and value upon termination (2)	1,906,727
Restricted stock vested and value upon termination (3)	2,331,600
Total	$6,755,742

With Cause (4)
Base salary	$381,347
Other payments	108,312
Total	$489,659

Voluntary Termination (5)
Base salary	$381,347
Other payments	108,312
Stock options vested and value upon termination (2)	1,906,727
Restricted stock vested and value upon termination (3)	2,331,600
Total	$4,727,986

(1)
The employment agreement with Michael J. Hartnett provides that in the event of his termination of employment due to his death or disability, or without cause, he will generally be entitled to payment of his base salary plus a pro rata portion of his annual bonus plus the continuation of certain benefits for the remainder of the period ending March 31, 2012.

(2)	All unvested stock options granted to Michael J. Hartnett would vest upon his death or disability.

(3)	All restrictions associated with restricted stock grants would lapse upon his death or disability.

(4)
The employment agreement with Michael J. Hartnett provides that in the event of his termination of employment with cause, he will generally be entitled to payment of his base salary in addition to being entitled to the continuation of certain benefits set forth in his employment agreement for six months following the date of his termination of employment.

(5)
The employment agreement with Michael J. Hartnett provides that in the event of voluntary termination, he will generally be entitled to payment of his base salary in addition to being entitled to the continuation of certain benefits set forth in his employment agreement for six months following the date of his termination of employment.  In addition, all restricted stock and stock options would immediately fully vest.

401(k) Plan

We maintain the Roller Bearing Company of America 401(k) Retirement Plan, or the 401(k) Plan, a plan established pursuant to Section 401(k) of the Code, for the benefit of our non-union employees. All non-union employees who have completed six months of service with us are entitled to participate. Subject to various limits, employees are entitled to defer up to 25% of their annual salary on a pre-tax basis and up to an additional 10% of their annual salary on an after-tax basis.

Effective April 3, 2004, we set matching contributions to our 401(k) Plan at a rate of 25% of an employee’s pre-tax contribution up to 4% of annual salary. Effective June 1, 2007, we increased the matching contributions to our 401(k) Plan at a rate of 30% of an employee’s pre-tax contribution up to 6% of annual salary. These employee matching contributions were suspended by the Company on January 1, 2009 and reinstated on April 4, 2010 by the Company through matching contributions equal to 10% of the first 3.5% of eligible employee compensation.

We also maintain four 401(k) plans for our union employees. Subject to various limits, union employees are entitled to defer up to 25% of their annual salary on a pre-tax basis. We make employer contributions (matching and, in some cases, non-elective contributions) based on requirements in applicable collective bargaining agreements.

Equity Compensation Plan Information

The following table provides information about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of July 1, 2011, including the Company’s 1998 Stock Option Plan, 2001 Stock Option Plan and the 2005 Long Term Incentive Plan. The Company purchases shares on the open market for issuance under its various equity plans thus minimizing any dilutive effect of such plans.

	Equity Compensation Plan Information
	(A)		(B)	(C)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A)
Equity compensation plans approved by stockholders	1,669,902	(1)	21.78	796,078	(2)

(1)	The Company does not have equity compensation plans which have not been approved by the Company’s stockholders.

(2)	Applies to the 2005 Long Term Incentive Plan only as no further equity grants may be made under the 1998 Stock Option Plan and 2001 Stock Option Plan.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents fees for professional services rendered by Ernst & Young LLP for fiscal 2010 and fiscal 2011.
	Fiscal Year
Fee Category	April 3, 2010	April 2, 2011
Audit Fees	$906,141	$637,000
Audit-Related Fees	3,480	-
Tax Fees	-	-
Total Fees	$909,621	$637,000

Audit Fees:   Consists of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees:   Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

Tax Fees:   Consists principally of fees for services provided in connection with worldwide tax planning and compliance services, expatriate tax services, and assistance with tax audits and appeals.

All audit, audit-related and tax services performed by Ernst & Young LLP in fiscal 2011 were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Pursuant to the Audit Committee charter, the Audit Committee must approve all audit engagement fees and other significant compensation to be paid to the independent auditor and the terms of such engagement. The Audit Committee’s charter provides that individual engagements must be separately approved. Additionally, the Audit Committee must pre-approve any non-audit services to be provided to the Company by the independent auditor. The Audit Committee policy also requires specific approval by the Audit Committee if total fees for audit-related and tax services would exceed total fees for audit services in any fiscal year. The Audit Committee charter authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

MATTERS RELATING TO AUDITORS

Audit Committee Report

The Audit Committee of the Board has reviewed and discussed the audited financial statements with management, which has represented that the financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee discussed with management the quality and acceptability of the accounting principles employed, including all critical accounting policies used in the preparation of the financial statements and related notes, the reasonableness of judgments made, and the clarity of the disclosures included in the statements.

The Audit Committee also reviewed the consolidated financial statements of the Company for fiscal 2011 with Ernst & Young LLP, the Company’s independent auditors for fiscal 2011, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The Audit Committee has discussed with Ernst & Young LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

The Audit Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent public accounting firm’s report on management’s assessment of and the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 “Independence Discussion with Audit Committees” and has discussed with Ernst & Young LLP its independence and has considered whether the provision of non-audit services by Ernst & Young LLP to the Company is compatible with maintaining Ernst & Young LLP’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended April 2, 2011 for filing with the SEC.

The Audit Committee has selected Ernst & Young LLP as the Company’s independent Registered Public Accounting firm for fiscal 2012.

Respectfully submitted,

The Audit Committee of the Board of Directors of RBC Bearings Incorporated

Dr. Thomas J. O’Brien
Dr. Amir Faghri
Alan B. Levine

ITEM 4: NON-BINDING VOTE ON EXECUTIVE COMPENSATION

The Exchange Act requires the Company to hold a separate non-binding advisory stockholder vote (commonly known as a “Say on Pay” proposal) to approve the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As discussed in the “Compensation Discussion and Analysis” section of this proxy statement, the Company’s compensation program is designed to reward executives based on favorable performance and results.  Compensation policies and plans (including benefits) are designed to attract and retain top quality and experienced executives by providing the opportunity to earn competitive cash compensation based on corporate, business unit and individual performance, plus the opportunity to accumulate stock-based wealth commensurate with the long-term growth and value created for the Company’s stockholders.

The Company seeks to attract executive talent by offering competitive base salaries and annual and long-term performance incentive opportunities.  The Company provides incentives that promote both the short and long-term financial and strategic objectives of the Company. Achievement of short-term objectives is rewarded through base salary and annual performance incentives, while long-term incentive grants (primarily stock options and restricted stock) encourage executives to focus on and align themselves with the Company’s long-term goals as well. These incentives are based on financial objectives of importance to the Company, including revenue and earnings growth and creation of stockholder value. The Company’s compensation program also accounts for individual performance, which enables the Company to differentiate among executives and emphasize the link between personal performance and compensation.

The Board believes that our compensation program for our named executive officers is appropriately based upon our performance and the individual performance and level of responsibility of the executive officers. We urge you to read the “Executive Compensation” section of this proxy statement for details on the Company’s executive compensation programs.

We are asking our stockholders to indicate their support for our named executive officers’ compensation as described in this proxy statement. This proposal gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion is hereby APPROVED.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. The Company, our Board and the Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officers compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends a vote “For” the approval of the Compensation of our Named Executive Officers.

ITEM 5: NON-BINDING VOTE ON THE FREQUENCY OF STOCKHOLDER ADVISORY  VOTES ON EXECUTIVE COMPENSATION

The Exchange Act requires the Company to hold a separate non-binding advisory stockholder vote to recommend, whether a non-binding stockholder vote (commonly known as “Say on Frequency”) to approve the compensation of our named executive officers  should occur every one, two or three years.

The Board is recommending that the advisory vote on executive officer compensation programs and policies should occur every three years. The Board’s recommendation is based upon the premise that our compensation program rewards performance, with an emphasis on long-term performance. The value of the long-term incentive awards (stock options and restricted stock) depends on the Company’s performance over a multi-year performance period. A vote held every three years provides the stockholders a better opportunity to assess whether the compensation program achieves its objectives. Additionally, an advisory vote every three years gives the Board and the Compensation Committee appropriate time to thoughtfully consider the results of the vote and to implement any desired changes.

This Proposal with respect to the frequency for submission of a resolution to the stockholders soliciting support for the Company’s named executive officers compensation policies and programs is advisory, and thus the determination of the stockholders is not binding on the Company and the Board. This vote is not an approval or disapproval of the Board’s recommendation, but a solicitation of votes for one of the four specified choices. This is an advisory vote and will not be binding on the Board or the Company, and the Board may determine that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than may be indicated by this advisory vote of our stockholders. Nevertheless, the Compensation Committee will take into account the outcome this advisory vote when considering how frequently to seek an advisory vote on Say on Pay in future years.

You have four choices with respect to indicating such frequency: 1 year; or 2 years; or 3 years; or abstain.

The Board Of Directors recommends that an advisory vote on named Executive Officer compensation be held every three years.

Stockholders are not voting to approve or disapprove the Board Of Directors' recommendation. Stockholders may choose among the four choices listed above.

ITEM 6—OTHER MATTERS

As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the 2011 annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in the manner the proxy holder considers appropriate.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2012 MEETING

Stockholder proposals intended for inclusion in the Company’s proxy statement relating to the next annual meeting in 2012 must be received by the Company no later than March 28, 2012. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC.

Under the Company’s by-laws, proposals of stockholders not intended for inclusion in the proxy statement, but intended to be raised at the Company’s regularly scheduled annual meeting of stockholders to be held in 2012, must be received by the Company not less than 60 days nor more than 90 days prior to the meeting;  provided , however , that in the event that less than 70 days’ notice or prior public announcement of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the date on which such notice of the date of the annual meeting was mailed or such public announcement was made. Such proposals must also comply with the procedures outlined in the Company’s by-laws, a copy of which is available upon request from the Corporate Secretary, RBC Bearings Incorporated, One Tribology Center, Oxford, CT 06478.

DIRECTOR NOMINATIONS TO BE CONSIDERED BY THE BOARD

You may nominate director candidates for consideration by the Board’s Nominating and Corporate Governance Committee. Any such nomination  should include the nominee’s name and qualifications for Board membership and should be directed to the Corporate Secretary at the address of our principal executive offices set forth above. In addition, our by-laws permit stockholders to nominate directors for election at an annual stockholder meeting. To nominate a director, a stockholder must deliver timely notice of such stockholder’s intent to make such nomination in writing to the Corporate Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 60 nor more than 90 days prior to the date of the first anniversary of the previous year’s annual meeting. In the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. To be in proper form, a stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election as a director at such meeting (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder, (B) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (D) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

The Company evaluates director nominees recommended by stockholders in the same manner in which it evaluates other director nominees. The Company has established through its Nominating and Corporate Governance Committee selection criteria that identify desirable skills and experience for prospective Board members, including consideration of the potential candidate’s qualification as independent, as well as consideration of diversity, age, skills, expertise and experience in the context of the Board and other criteria determined by the Nominating and Corporate Governance Committee from time to time.

ADDITIONAL INFORMATION

The Company will bear the cost of the annual meeting and the cost of this proxy solicitation, including mailing costs. In addition to solicitation by mail, directors, officers, and regular employees of the Company may solicit proxies by telephone or otherwise, with no specific additional compensation to be paid for such services. The Company has not retained any third party to assist in this solicitation. The Company also will reimburse, upon request, all brokers and other persons holding shares of common stock for the benefit of others for their reasonable expenses in forwarding the Company’s proxy materials and any accompanying materials to the beneficial owners of the Company’s common stock and in obtaining authorization from beneficial owners to give proxies.

The Board knows of no matter to be brought before the annual meeting other than the matters identified in this proxy statement. If, however, any other matter properly comes before the annual meeting, the individuals named in the proxy solicited by the Board intend to vote on it on behalf of the stockholders they represent in the manner they consider appropriate.

By order of the Board of Directors,
Thomas J. Williams
Corporate Secretary

Dated: July 27, 2011

Appendix A

Directions To:

The Crowne Plaza
 1284 Strongtown Road
 Southbury, CT 06488

Connecticut I-84 East or West to exit 16.
 Go right at the end of the exit onto Strongtown Road.
 Hotel is 0.25 miles on the right.

Appendix B

RBC BEARINGS INCORPORATED EXECUTIVE OFFICER PERFORMANCE BASED COMPENSATION
PLAN.

 1. Purpose. The purpose of the Executive Officer Performance Based Compensation Plan (the "Plan") is to attract and retain key executives for RBC Bearings Incorporated, a Delaware corporation (the "Company"), and its Subsidiaries and to provide such persons with incentives and rewards for superior performance. Incentive bonus payments and Restricted Stock Grants made under the Plan are intended to constitute qualified "performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and Section 1.162-27 of the Regulations promulgated there under, and the Plan shall be construed consistently with such intention.

 2. Definitions. As used in this Plan,

"Board" means the Board of Directors of the Company.

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Committee" means the Compensation Committee of the Board or any other committee appointed by the Board to administer the Plan; provided, however, that in any event the Committee shall be comprised of not less than two directors of the Company, each of whom shall qualify as an "outside director" for purposes of Section 162(m) of the Code and Section 1.162-27(e)(3) of the Regulations.

"Eligible Executive" means the Company's Chief Executive Officer and any other designated executive officer of the Company that in the Committee's judgment could, in the absence of the Plan, be paid compensation the deductibility of which, to the Company, could be limited by Section 162(m) of the Code.

"Incentive Bonus" shall mean, for each Eligible Executive, a bonus opportunity amount determined by the Committee pursuant to Section 5 below.

"Restricted Stock Grant" shall mean, for each Eligible Executive, a grant of restricted stock pursuant to the Company’s 2005 Long Term Incentive Plan determined by the Committee pursuant to Section 5 below.

"Management Objectives" means the achievement of a Performance Measure or Measures established pursuant to this Plan for Eligible Executives consistent with the principals approved by the Committee and described in the Company’s Annual Proxy to Stockholders under “Compensation Discussion and Analysis” .  Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Eligible Executive or of the Subsidiary, division, department or function within the Company or Subsidiary in which the Eligible Executive is employed. Performance Measures” shall mean for a fiscal year any one or combination of the following: “Cash Flow,” “Cumulative Earnings Per Share Growth,” “Customer Service Levels”, “Debt (Net Debt) to Capital,” Development of Human Resources”, “EBIT,” “EBIT Margins,” “EBITDA,” “EBITDA Margins,” “Earnings Per Employee,” “Earnings Per Share,” “Free or Excess Cash Flow,” “Free or Excess Cash Flow Per Share,” “Interest Coverage Ratio,” “Leverage Ratio,” “Net Income,” “Net Profit Margin,” “Operating Cash Flow,” “Operating Income,” “Operating Margins,” “Pre-Tax Profit,” “Pre-Tax Profit Margin,” “Profit Margin,” “Return on Capital,” “Return on Net Assets,” “Return on Total Assets,” “Return on Equity,” “Sales”, “Sales Growth,” “Sales Per Employee,” “Total Return to Stockholders,” “U.S. Gross Domestic Product”,  “Working Capital,” and “Working Capital as a Percent of Net Sales” as the Committee defines them and determines from time to time with respect to such fiscal year; provided such determination would not subject any Incentive Award to Section 162(m). Performance Measures can also be used on a continuing operations basis instead of a total Company basis as determined by the Committee.

"Regulations" mean the Treasury Regulations promulgated under the Code, as amended from time to time.

 “Section 162(m)” shall mean Section 162(m) of the Code, and the Regulations, all as amended from time to time.

"Subsidiary" means a corporation, partnership, joint venture, unincorporated association or other entity in which the Company has a direct or indirect ownership or other equity interest.

3. Administration of the Plan. The Plan shall be administered by the Committee, which shall have full power and authority to construe, interpret and administer the Plan and shall have the exclusive right to establish Management Objectives and the amount of Incentive Bonus payable and Restricted Stock Grants to each Eligible Executive upon the achievement of the specified Management Objectives.

4. Eligibility. Eligibility under this Plan is limited to Eligible Executives designated by the Committee in its sole and absolute discretion. Participation in this Plan does not exclude Participants from participation in any other benefit or compensation plans or arrangements of the Company, including other bonus or incentive plans.

5. Awards.

(a) Not later than the 90th day of each fiscal year of the Company, the Committee shall establish the Management Objectives for each Eligible Executive and the amount of Incentive Bonus payable (or formula for determining such amount) and Restricted Stock Grants upon full achievement of the specified Management Objectives. The Committee may further specify in respect of the specified Management Objectives a minimum acceptable level of achievement below which no Incentive Bonus payment or Restricted Stock Grant will be made and shall set forth a formula for determining the amount of any payment to be made if performance is at or above the minimum acceptable level but falls short of full achievement of the specified Management Objectives. The Committee may not modify any terms of awards established pursuant to this section, except to the extent that after such modification the Incentive Bonus or Restricted Stock Grant would continue to constitute qualified "performance-based compensation" for purposes of Section 162(m) of the Code.

(b) Notwithstanding any other provision of the Plan to the contrary, in no event shall the Incentive Bonus paid to an Eligible Executive under the Plan for a year exceed $3,000,000.

(c) Notwithstanding any other provision of the Plan to the contrary, in no event shall a Restricted Stock Grant to an Eligible Executive under the Plan for a year exceed 100,000 shares.

6. Committee Certification. As soon as reasonably practicable after the end of each fiscal year of the Company, the Committee shall determine whether the Management Objective has been achieved and the amount of the Incentive Bonus to be paid and Restricted Stock Grants to each Eligible Executive for such fiscal year and shall certify such determinations in writing.

 7. Payment of Incentive Bonuses, Timing of Restricted Stock Grants. Subject to a valid election made by an Eligible Executive with respect to the deferral of all or a portion of his or her Incentive Bonus, Incentive Bonuses shall be paid and Restricted Stock Grants made as determined by the Committee.

 8. No Right to Bonus or Restricted Stock Grants for Continued Employment. Except as separately stated pursuant to a written agreement, neither the establishment of the Plan, the provision for or payment of any amounts hereunder nor any action of the Company, the Board or the Committee with respect to the Plan shall be held or construed to confer upon any person (a) any legal right to receive, or any interest in, an Incentive Bonus or Restricted Stock Grant or any other benefit under the Plan or (b) any legal right to continue to serve as an officer or employee of the Company or any Subsidiary of the Company.

 9. Withholding. The Company shall have the right to withhold, or require an Eligible Executive to remit to the Company, an amount sufficient to satisfy any applicable federal, state, local or foreign withholding tax requirements imposed with respect to the payment of any Incentive Bonus or Restricted Stock Grant.

10. Nontransferability. Except as expressly provided by the Committee, the rights and benefits under the Plan shall not be transferable or assignable other than by will or the laws of descent and distribution.

11. Effective Date. Subject to its approval by the stockholders, this Plan shall remain effective until the first stockholders' meeting in 2016, subject to any further stockholder approvals (or reapprovals) mandated for performance-based compensation under Section 162(m) of the Code, and subject to the right of the Board to terminate the Plan, on a prospective basis only, at any time.

12. Term. The Plan shall be effective as of April 3, 2011 (the “Effective Date”), and shall be applicable for fiscal year 2012 and all future fiscal years of the Company unless amended or terminated by the Company pursuant to Section 15.

13. Administration and Interpretation. The Plan shall be administered by the Committee, which shall have the sole authority to make rules and regulations for the administration of the Plan. The interpretations and decisions of the Committee with regard to the Plan shall be final and conclusive. The Committee may request advice or assistance or employ such persons (including, without limitation, legal counsel and accountants) as it deems necessary for the proper administration of the Plan.

14. Administrative Expenses. Any expense incurred in the administration of the Plan shall be borne by the Company out of its general funds.

 15. Amendment or Termination. The Committee may from time to time amend the Plan in any respect or terminate the Plan in whole or in part, provided that no such action shall increase the amount of any Incentive Award or Restricted Stock Grant for which performance goals have been established but which has not yet been earned or paid.

16. No Assignment. The rights hereunder, including without limitation rights to receive an Incentive Award or Restricted Stock Grant, shall not be pledged, assigned, transferred, encumbered or hypothecated by an employee of the Company.

17. The Company. For purposes of this Plan, the “Company” shall include the successors and assigns of the Company, and this Plan shall be binding on any corporation or other person with which the Company is merged or consolidated.

 18. No Right to Employment. The designation of an employee as a Participant or grant of an Incentive Award or Restricted Stock Grant shall not be construed as giving a Participant the right to be retained in the employ of the Company or any affiliate or subsidiary.

 19. Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Connecticut and applicable federal law.

 20. No Trust. Neither the Plan nor any Incentive Award or Restricted Stock Grant shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Participant. To the extent any Participant acquires a right to receive payments from the Company in respect to any Incentive Award or Restricted Stock Grant, such right shall be no greater than the right of any unsecured general creditor or stockholder of the Company as the case may be.

 21. Section 162(m). It is the intention of the Company that all payments made under the Plan be excluded from the deduction limitations contained in Section 162(m). Therefore, if any Plan provision is found not to be in compliance with the “performance-based” compensation exception contained in Section 162(m), that provision shall be deemed amended so that the Plan does so comply to the extent permitted by law and deemed advisable by the Committee, and in all events the Plan shall be construed in favor of its meeting the “performance-based” compensation exception contained in Section 162(m).

 22. Stockholder Approval. To the extent required by Section 162(m), this Plan shall be submitted for approval to the stockholders of the Company at the Company’s 2011 Annual Meeting of Stockholders and shall be resubmitted to such stockholders periodically as required by Section 162(m).

RBC BEARINGS INCORPORATED
 PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

The board of directors recommends you vote “FOR” the following:

1. Election of Directors:

Nominees:

For All	Withhold All	For All Except
☐	☐	☐

1. Mitchell I. Quain                            2. Dr. Amir Faghri                            3. Dr. Michael J. Hartnett.

 To withhold authority to vote for any individual nominee(s), mark  “For All Except” and write the number(s) of the nominee(s) on the line below.

NOTE: Nominee 1 for Election in Class II for a One-year Term Expiring at our 2012 Annual Meeting.  Nominees 2 and 3 for Election in Class III for a Three-year Term Expiring at our 2014 Annual Meeting.

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year 2012.

For	Against	Abstain
☐	☐	☐

3. To approve the Executive Officer Performance Based Compensation Plan..
For	Against	Abstain
☐	☐	☐

4. To approve the compensation of our named executive officers.
For	Against	Abstain
☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on the following proposal:

		1 year	2 years	3 years	Abstain

5	Advisory vote on the frequency of the advisory vote on executive compensation.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here.
(see reverse for instructions)

Please indicate if you plan to attend this meeting	Yes	No
	☐	☐
—
Signature [PLEASE SIGN WITHIN BOX]	Date:
Signature (Joint Owners)	Date:

RBC BEARINGS INCORPORATED

PROXY FOR 2011 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of RBC Bearings Incorporated, a Delaware corporation (the “Company”), hereby revoking any proxy heretofore given, does hereby appoint Michael J. Hartnett, Daniel A. Bergeron and Thomas J. Williams, and each of them, with full power to act alone, the true and lawful attorneys-in-fact and proxies of the undersigned, with full powers of substitution, and hereby authorize(s) them and each of them, to represent the undersigned and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the 2011 Annual Meeting of Stockholders of the Company to be held on September 7, 2011 at 9:00 a.m., local time, at The Crowne Plaza, 1284 Strongtown Road, Southbury, Connecticut 06488, and any and all adjournments and postponements thereof, with all powers the undersigned would possess if personally present, on the following proposals, each as described more fully in the accompanying proxy statement, and any other matters coming before said meeting.

ADDRESS CHANGE / COMMENTS/:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side